TPG Reports First Quarter 2022 Financial Results Quarter Ended March 31, 2022 Exhibit 99.2

# TPG Reports First Quarter 2022 Financial Results

- GAAP net income attributable to TPG Inc. of $41 million for the first quarter ended March 31, 2022
- Announced first dividend as a public company of $0.44 per share of Class A common stock for the first quarter of 2022
- After-tax Distributable Earnings of $199 million (or $0.52 per share of Class A common stock) for the first quarter ended March 31, 2022 more than tripled compared to $65 million for the comparable pro forma period in 2021
- Total assets under management of $120 billion as of March 31, 2022, a 26% increase compared to $95 billion as of March 31, 2021

**San Francisco and Fort Worth, TX – May 10, 2022** – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited first quarter 2022 results. TPG issued a full detailed presentation of its quarter ended March 31, 2022 results, which can be viewed through the Investor Relations section of TPG's website at shareholders.tpg.com.

"TPG's strong financial results for the first quarter of 2022 highlight the momentum we are continuing to generate across our five multi-product platforms," said Jon Winkelried, Chief Executive Officer. "We continue to make solid progress with our broad-based fundraising campaigns and are investing capital in a range of high-quality companies globally, while managing our investment portfolios to drive growth and opportunistically seek attractive realization opportunities. I'm proud of our team and confident in our ability to build long term value for our investors."

**Dividend**

TPG has declared a quarterly dividend of $0.44 per share of Class A common stock to holders of record at the close of business on May 20, 2022, payable on June 3, 2022.

**Conference Call**

TPG will host a conference call and live webcast at 11:00 a.m. ET. It may be accessed by dialing (866) 342-8591 (US toll-free) or (203) 518-9713 (international), using the conference ID TPGQ122. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website.

**Shareholder contact:**

Gary Stein
212 601 4750
shareholders@tpg.com

**Media contact:**

Luke Barrett
415 743 1550
media@tpg.com

TPG | 2

TPG | TPG Reports First Quarter 2022 Financial Results About TPG TPG is a leading global alternative asset management firm founded in San Francisco in 1992 with $120 billion of assets under management and investment and operational teams in 12 offices globally. TPG invests across five multi-product platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Forward Looking Statements This presentation contains “forward-looking” statements based on the Company’s beliefs and assumptions and on information currently available to the Company. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this presentation and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this presentation speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the presentation. This presentation does not constitute an offer of any TPG Fund. Throughout this presentation, all current period amounts are preliminary and unaudited; totals may not sum due to rounding.

Prior to and in connection with our initial public offering (“IPO”), we completed certain transactions as part of a corporate reorganization (the “Reorganization”), which concluded with NASDAQ listing our Class A common stock on January 13, 2022. The Reorganization included certain transfers of economic entitlements and investments that were effectuated December 31, 2021, including the transfer of certain limited partner interests in entities that (i) serve as the general partner of certain TPG funds and (ii) are, or historically were, consolidated by TPG Group Holdings (SBS), L.P. (“TPG general partner entities”) to Tarrant RemainCo I, L.P., Tarrant RemainCo II, L.P. and Tarrant RemainCo III, L.P. (“RemainCo”). The transfer of certain limited partner interests in TPG general partner entities to RemainCo resulted in the deconsolidation of TPG Funds, as the TPG general partner entities are no longer considered the primary beneficiary as of December 31, 2021. While the Reorganization did not affect, on a GAAP or non-GAAP basis, our income statement activity for the fiscal year ended December 31, 2021 or our financial statements for prior periods, this presentation includes pro forma financial data giving effect to the IPO and the Reorganization as though they had occurred on January 1, 2020. As such, the pro forma information reflects certain Reorganization adjustments, including, but not limited to, the exclusion of assets that were transferred to RemainCo, increasing the amount of performance allocations our people will receive, the inclusion of an administrative services fee paid by RemainCo to the Company, additional interest on debt incurred as part of the Reorganization, and the step-up of taxes on a public-company basis. Therefore, comparability of the pro forma information included in this presentation to prior financial data or future periods may be limited. See the Supplemental Details and Reconciliations and Disclosures sections of this presentation for a full comparison of actual to pro forma financial data and adjustment descriptions. TPG | Comparability Statement and Pro Forma Financial Information

First Quarter 2022 Financial Results

# GAAP Statements of Operations

- Net income was $163 million for 1Q'22, compared to $412 million in 1Q'21 on a pro forma basis
- Net income attributable to TPG Inc. was $41 million for 1Q'22, compared to $47 million in 1Q'21 on a pro forma basis

| ($ in thousands) | Actual 1Q'21 | Pro Forma 1Q'21 | Actual 1Q'22 | Actual FY'21 | Pro Forma FY'21 |
|---|---|---|---|---|---|
| **Revenues** | | | | | |
| Fees and other | $ 210,155 | $ 215,885 | $ 273,005 | $ 977,904 | $ 998,711 |
| Capital allocation-based income | 994,578 | 995,238 | 837,705 | 3,998,483 | 3,989,830 |
| **Total revenues** | **1,204,733** | **1,211,123** | **1,110,710** | **4,976,387** | **4,988,541** |
| **Expenses** | | | | | |
| Compensation and benefits | | | | | |
| Cash-based compensation and benefits | 127,981 | 96,212 | 116,359 | 579,698 | 439,420 |
| Equity-based compensation | - | 125,641 | 185,911 | - | 500,607 |
| Performance allocation compensation | - | 601,595 | 523,138 | - | 2,538,505 |
| Total compensation and benefits | 127,981 | 823,448 | 825,408 | 579,698 | 3,478,532 |
| General, administrative and other | 53,130 | 53,130 | 102,264 | 278,590 | 278,590 |
| Depreciation and amortization | 1,364 | 1,364 | 8,699 | 21,223 | 21,223 |
| Interest expense | 3,921 | 4,919 | 4,638 | 16,291 | 20,282 |
| Expenses of consolidated TPG Funds and Public SPACs: | | | | | |
| Interest expense | 192 | - | - | 740 | - |
| Other | 8,058 | 8,187 | 1,523 | 20,024 | 18,395 |
| **Total expenses** | **194,646** | **891,048** | **942,532** | **916,566** | **3,817,022** |
| **Investment income** | | | | | |
| Income from investments: | | | | | |
| Net gains (losses) from investment activities | 72,404 | 20,070 | 6,643 | 353,219 | 260,359 |
| Interest, dividends and other | 979 | 979 | 204 | 6,460 | 6,460 |
| Investment income of consolidated TPG Funds and Public SPACs: | | | | | |
| Net gains (losses) from investment activities | (7,616) | - | - | 23,392 | - |
| Unrealized gains (losses) on derivative liabilities | 87,600 | 87,600 | 2,657 | 211,822 | 211,822 |
| Interest, dividends and other | 988 | 11 | 126 | 10,321 | 6,292 |
| **Total investment income** | **154,355** | **108,660** | **9,630** | **605,214** | **484,933** |
| **Income before income taxes** | **1,164,442** | **428,735** | **177,808** | **4,665,035** | **1,656,452** |
| Income tax expense | 3,128 | 17,168 | 15,004 | 9,038 | 77,979 |
| **Net income** | **1,161,314** | **411,567** | **162,804** | **4,655,997** | **1,578,473** |
| Less: | | | | | |
| Net (loss) income attributable to redeemable equity in Public SPACs prior to IPO | 63,558 | - | (517) | 155,131 | - |
| Net (loss) income attributable to non-controlling interests in consolidated TPG Funds prior to IPO | (5,736) | - | - | 19,287 | - |
| Net (loss) income attributable to other non-controlling interests prior to IPO | 589,311 | - | 966 | 2,455,825 | - |
| **Net income attributable to TPG Group Holdings prior to IPO** | **514,181** | **-** | **5,256** | **2,025,754** | **-** |
| Net income attributable to redeemable equity in Public SPACs | - | 63,558 | 1,823 | - | 155,131 |
| Net loss attributable to non-controlling interests in TPG Operating Group | - | - | (4,912) | - | - |
| Net income attributable to other non-controlling interests | - | 301,005 | 118,904 | - | 1,191,994 |
| **Net income attributable to TPG Inc. subsequent to IPO** | **$ -** | **$ 47,004** | **$ 41,284** | **$ -** | **$ 231,348** |

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments. See the Additional Information and Definitions pages in the Reconciliation and Disclosures section of this presentation for definitions of terms used throughout.

TPG | 6

# First Quarter and Last Twelve Months Highlights

## Actual Non-GAAP Financial Measures *($M)*

- 1Q'22 FRE of $92 million increased 174% versus 1Q'21, and After-tax DE of $199 million doubled year-over-year

| | 1Q'21 | 1Q'22 | 1Q'22 LTM |
|---|---|---|---|
| Fee-Related Revenues ("FRR") | $193 | $241 | $915 |
| Fee-Related Earnings ("FRE") | 34 | 92 | 237 |
| Realized Performance Allocations, Net | 66 | 122 | 1,056 |
| After-Tax Distributable Earnings | 99 | 199 | 1,339 |

## Pro Forma Non-GAAP Financial Measures *($M)*

- 1Q'22 After-tax DE of $199 million more than tripled compared to 1Q'21, driven by growth in realized performance allocations, net and Fee-Related Earnings

| | 1Q'21 | 1Q'22 | 1Q'22 LTM |
|---|---|---|---|
| Fee-Related Revenues | $194 | $241 | $921 |
| Fee-Related Earnings | 67 | 92 | 351 |
| Realized Performance Allocations, Net | 6 | 122 | 321 |
| After-Tax Distributable Earnings | 65 | 199 | 672 |

## Operating Metrics *($B)*

- Total AUM of $120 billion, up 26% in the last twelve months; Fee Earning AUM of $64 billion, up 26% during the same period

| | 1Q'21 | 4Q'21 | 1Q'22 |
|---|---|---|---|
| Assets Under Management ("AUM") | $95.2 | $113.6 | $120.4 |
| Fee Earning Assets Under Management ("FAUM") | 51.1 | 60.1 | 64.2 |
| Net Accrued Performance Allocations[(1)] | 0.5 | 0.8 | 0.8 |
| Available Capital | 23.1 | 28.4 | 30.3 |

| | 1Q'21 | 1Q'22 | 1Q'22 LTM |
|---|---|---|---|
| Value Creation | 11% | 7% | 33% |
| Capital Raised | $1.5 | $5.4 | $24.5 |
| Capital Invested | 3.7 | 4.4 | 22.3 |
| Realizations | 1.4 | 4.8 | 28.8 |

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments. See the Reconciliations and Disclosures section of this presentation for a full reconciliation between GAAP and Non-GAAP Financial Measures.
1. 1Q'21 and 4Q'21 Net Accrued Performance Allocations are pro forma for the Reorganization and IPO.

TPG | 7

# Non-GAAP Financial Measures

- Fee-Related Earnings increased 38% from $67 million in 1Q'21 on a pro forma basis to $92 million in 1Q'22, and amounted to $351 million for 1Q'22 LTM on a pro forma basis; margins increased from 34% during pro forma 1Q'21 to 38% during 1Q'22
- Realized performance allocations, net increased from pro forma 1Q'21 to 1Q'22, going from $6 million to $122 million, respectively, while 1Q'22 LTM saw realized performance allocations, net of $321 million on a pro forma basis
- After-tax Distributable Earnings saw 207% growth from $65 million in 1Q'21 on a pro forma basis to $199 million in 1Q'22; 1Q'22 LTM After-tax Distributable Earnings totaled $672 million on a pro forma basis, mainly driven by Fee-Related Earnings

| *($ in thousands)* | Actual 1Q'21 | Pro Forma 1Q'21 | Actual 1Q'22 | Actual FY'21 | Pro Forma FY'21 | Pro Forma 1Q'22 LTM |
|---|---|---|---|---|---|---|
| **Fee-Related Revenues** | | | | | | |
| Management Fees | $ 154,229 | $ 154,229 | $ 202,731 | $ 718,364 | $ 718,364 | $ 766,867 |
| Transaction, monitoring and other fees, net | 26,122 | 26,122 | 26,756 | 102,041 | 102,041 | 102,675 |
| Other Income | 12,601 | 14,032 | 11,045 | 46,673 | 53,957 | 50,969 |
| **Fee-Related Revenues** | **192,952** | **194,383** | **240,532** | **867,078** | **874,362** | **920,511** |
| **Fee-Related Expenses** | | | | | | |
| Compensation and benefits, net | 119,702 | 87,933 | 98,187 | 521,413 | 381,135 | 391,389 |
| Operating expenses, net | 39,650 | 39,650 | 50,362 | 167,114 | 167,114 | 177,827 |
| **Fee-Related Expenses** | **159,352** | **127,583** | **148,549** | **688,527** | **548,249** | **569,216** |
| **Fee-Related Earnings** | **33,600** | **66,800** | **91,983** | **178,551** | **326,113** | **351,295** |
| Realized performance allocations, net | 66,121 | 5,561 | 122,192 | 999,603 | 204,664 | 321,296 |
| Realized investment income and other, net | 7,995 | 2,573 | 7,293 | 92,720 | 66,720 | 71,438 |
| Depreciation expense | (1,355) | (1,355) | (1,571) | (6,775) | (6,775) | (6,991) |
| Interest expense, net | (3,638) | (4,636) | (4,431) | (14,928) | (18,919) | (18,715) |
| **Distributable Earnings** | **102,723** | **68,943** | **215,466** | **1,249,171** | **571,803** | **718,323** |
| Income taxes | (3,307) | (4,061) | (16,433) | (9,308) | (33,684) | (46,055) |
| **After-Tax Distributable Earnings** | **$ 99,416** | **$ 64,882** | **$ 199,033** | **$ 1,239,863** | **$ 538,119** | **$ 672,268** |

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments. See the Reconciliations and Disclosures section of this presentation for a full reconciliation between GAAP and Non-GAAP Financial Measures.

TPG | 8

1Q’22 Fee-Related Earnings grew 38% over pro forma 1Q’21 Fee-Related Revenues increased 24% in 1Q’22 over pro forma 1Q’21, driven by management fee growth of 31% stemming from an increase in Fee Earning AUM of 26%, primarily in the Impact and Real Estate platforms Fee-Related Expenses increased 16% between 1Q’22 and pro forma 1Q’21 primarily due to platform expansion Fee-Related Earnings margin increased from 34% in 1Q’21 to 38% in 1Q’22; pro forma 1Q’22 LTM Fee-Related Earnings margin was 38% TPG | Fee-Related Earnings Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments. 1. There are no pro forma adjustments to management fees, and therefore the by-platform breakdown does not change between actual and pro forma figures. Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) +31%

TPG | After-Tax Distributable Earnings After-tax Distributable Earnings more than tripled from $65 million in pro forma 1Q’21 to $199 million for 1Q’22, primarily from realized performance allocations, net from the Capital and Impact platforms, with additional expansion in Fee-Related Earnings which grew 38% over the same period As a percentage of After-tax Distributable Earnings, Fee-Related Earnings accounted for 52% in 1Q’22 LTM on a pro forma basis After-Tax DE After-Tax DE Mix 1Q’22 LTM Pro Forma 1Q’22 LTM ($M) Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments.

Realized performance allocations, net were $122 million in 1Q’22, largely driven by TPG VII in the Capital platform, Rise I in the Impact platform, and TTAD I in the Growth platform Pro forma realized performance allocations, net for 1Q’22 LTM were $321 million driven by TPG VII in the Capital platform and Rise I in the Impact platform TPG | Realized Performance Allocations, Net 1Q’22 Realized Performance Allocations, Net Pro Forma LTM 1Q’22 Realized Performance Allocations, Net ($M) ($M) Total $321 Total $122 Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments.

TPG | Net Accrued Performance Allocations Value Creation 1Q’22 1Q’22 LTM Capital 10.8% 39.3% Growth 1.5% 22.9% Impact 0.7% 31.1% Real Estate 6.2% 25.6% Market Solutions 0.5% 16.7% Total 7.0% 32.9% Net Accrued Performance Allocations by Fund Vintage ($M) 4Q’21(1) 1Q’22 2016 & Prior $233 $198 2017 268 267 2018 62 70 2019 140 182 2020 43 50 2021 23 29 Total $769 $796 1Q’22 Net Accrued Performance Allocations Net Accrued Performance Allocations Walk ($M) Total $796 ($M) 1. 4Q’21 figures are pro forma assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments. (1)

# GAAP Balance Sheet (Unaudited)

- On a pro forma basis, our investments increased $238 million, or 4%, from 4Q'21 to 1Q'22, mainly driven by value creation of 7% in 1Q'22
- In 4Q'21 we effectuated certain aspects of the Reorganization with respect to assets transferred to RemainCo, including cash and economic entitlements associated with certain other investments, which is reflected in our GAAP actuals; the pro forma column includes the impact of the IPO and additional Reorganization activities

| *($ in thousands)* | GAAP 4Q'21 | Pro Forma 4Q'21 | GAAP 1Q'22 |
|---|---|---|---|
| **Assets** | | | |
| Cash and cash equivalents | $ 972,729 | $ 1,376,746 | $ 1,454,619 |
| Investments | 6,109,046 | 6,109,046 | 6,347,314 |
| Other assets | 855,773 | 831,785 | 851,606 |
| Assets of consolidated TPG Funds and Public SPACs | 1,024,465 | 1,024,465 | 1,010,788 |
| **Total assets** | **8,962,013** | **9,342,042** | **9,664,327** |
| | | | |
| **Liabilities, redeemable equity and equity** | | | |
| **Liabilities** | | | |
| Debt obligations | 444,444 | 444,444 | 443,972 |
| Due to affiliates | 826,999 | 634,324 | 244,119 |
| Accrued performance allocation compensation | - | 3,848,126 | 4,074,727 |
| Other liabilities | 372,597 | 348,426 | 428,125 |
| Liabilities of consolidated TPG Funds and Public SPACs | 56,532 | 56,532 | 48,043 |
| **Total liabilities** | **1,700,572** | **5,331,852** | **5,238,986** |
| **Redeemable equity attributable to consolidated Public SPACs** | 1,000,027 | 1,000,027 | 1,000,056 |
| **Equity** | | | |
| Class A and B common stock | - | 498,560 | 521,420 |
| Partners' capital controlling interests | 1,606,593 | - | - |
| Other non-controlling interests | 4,654,821 | 2,511,603 | 2,903,865 |
| **Total equity** | **6,261,414** | **3,010,163** | **3,425,285** |
| **Total liabilities, redeemable equity and equity** | **$ 8,962,013** | **$ 9,342,042** | **$ 9,664,327** |

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.

TPG | 13

# Non-GAAP Balance Sheet

- 1Q'22 cash and cash equivalents of $583 million increased 141% over actual 4Q'21 largely driven by $391 million of net IPO proceeds
- Our borrowings include securitized notes with a principal amount of $250 million, which are backed by $498 million in pledged assets at 1Q'22, and a senior unsecured term loan with a principal amount of $200 million that was issued as part of the Reorganization
- At 1Q'22, our net cash[1] was $133 million, and we had an undrawn $300 million credit facility
- In 4Q'21 we effectuated certain aspects of the Reorganization with respect to assets transferred to RemainCo, including cash and economic entitlements associated with certain other investments, which is reflected in our Non-GAAP actuals; the pro forma column includes the impact of the IPO and additional Reorganization activities

| *($ in thousands)* | Non-GAAP 4Q'21 | Pro Forma 4Q'21 | Non-GAAP 1Q'22 |
|---|---|---|---|
| **Book Assets** | | | |
| Cash and cash equivalents | $ 242,370 | $ 646,387 | $ 583,290 |
| Restricted cash | 13,135 | 13,135 | 13,135 |
| Accrued performance allocations | 1,344,348 | 769,283 | 796,328 |
| Investments in funds | 559,810 | 559,810 | 574,510 |
| Other assets, net | 733,085 | 504,644 | 646,292 |
| **Total Book Assets** | **2,892,748** | **2,493,259** | **2,613,555** |
| | | | |
| **Book Liabilities** | | | |
| Accounts payable, accrued expenses and other | 525,267 | 308,421 | 59,366 |
| Securitized borrowing, net | 244,950 | 244,950 | 245,028 |
| Senior unsecured term loan | 199,494 | 199,494 | 198,944 |
| **Total Book Liabilities** | **969,711** | **752,865** | **503,338** |
| | | | |
| **Net Book Value** | **$ 1,923,037** | **$ 1,740,394** | **$ 2,110,217** |

Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO on January 1, 2020; see the Reconciliations and Disclosures section of this presentation for a full reconciliation and description of adjustments.
1. Net cash comprised of $583 million of cash and cash equivalents less $450 million in debt principal.

TPG | 14

Operating Metrics

TPG | Assets Under Management and Fee Earning AUM 1Q’22 AUM rose 26% over 1Q’21 to $120.4 billion, driven by value creation of 33% for the last twelve months and fundraising of $24.5 billion over the same period, which included $7.3 billion in Rise Climate within the Impact platform and $4.3 billion in TREP IV in the Real Estate platform; this was partially offset by realizations totaling $28.8 billion in the last twelve months FAUM increased 26% in 1Q’22 over 1Q’21 driven primarily by Rise Climate in the Impact platform and TREP IV in the Real Estate platform Assets Under Management Fee Earning AUM ($B) ($B) +26% +26%

# Assets Under Management and Fee Earning AUM Duration

- At 1Q'22, approximately 84% of our AUM and 79% of our FAUM is in perpetual or long-dated funds with a duration[1] of 10 or more years (prior to any extensions)
- At 1Q'22, approximately 78% of our FAUM has a remaining lifespan[2] of 5 or more years, with more than 20% in vehicles that have 10 or more years remaining (including those considered perpetual)

## AUM by Duration at Inception



5%
5%
2%
10%
Total
$120B
79%
~84%

## FAUM by Duration at Inception



2%
7%
1%
13%
Total
$64B
77%
~79%

## FAUM by Remaining Duration



2%
7%
14%
18%
Total
$64B
58%
~78%

■ 0-4 Years ■ 5-9 Years ■ 10+ Years ■ Perpetual ■ Capital Subject to Periodic Redemption

Note: For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9.
1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of March 31, 2022.
2. Defined as the number of years between March 31, 2022 and contractual fund winddown, prior to any extensions.

TPG | 17

AUM Subject to Fee Earning Growth totaled $8.9 billion at 1Q’22, and represents capital commitments that generate new management fees (AUM Not Yet Earning Fees) or generate a higher rate of management fees (FAUM Subject to Step-Up) when deployed AUM Not Yet Earning Fees and FAUM Subject to Step-Up represent 6% and 4% of AUM and FAUM, respectively, for 1Q’22 Potential fee-related revenue opportunity associated with current AUM Subject to Fee Earning Growth is estimated at approximately $47 million annually at 1Q’22(1) AUM Not Yet Earning Fees FAUM Subject to Step-Up ($M) ($M) Total $6,656 Total $2,275 TPG | AUM Subject to Fee Earning Growth 1. Represents the sum of the gross revenue opportunity for each non-legacy fund with unallocated capital, the deployment of which would result in incremental management fees being earned. Revenue opportunity for each fund is calculated as (a) the incremental amount of unallocated capital that would be invested to achieve a range of 90%-100% total deployment of the original commitments of the fund, multiplied by (b) the incremental fee rate that we anticipate would be earned on invested capital and (c) the proportion of the fund's commitments that are expected to pay fees based on the amount of invested capital.

# AUM Rollforward

- AUM increased $6.8 billion in 1Q'22 and $25.2 billion in the last twelve months – an increase of 6% and 26%, respectively
- AUM growth was driven by capital raised of $5.4 billion for 1Q'22 and $24.5 billion for 1Q'22 LTM, including $7.7 billion in the Impact platform and $6.0 billion in the Real Estate platform in the last twelve months
- Changes in Investment Value increased on both a quarter and LTM basis largely due to value creation of 7% in 1Q'22 and 33% for 1Q'22 LTM

| | Three Months Ended March 31, 2022 | | | | | |
|---|---|---|---|---|---|---|
| *($ in millions)* | Capital | Growth | Impact | Real Estate | Market Solutions | Total |
| **AUM** | | | | | | |
| Balance as Beginning of Period | $ 55,337 | $ 21,960 | $ 13,549 | $ 12,678 | $ 10,094 | $ 113,618 |
| Capital Raised | 233 | 49 | 528 | 4,564 | 74 | 5,448 |
| Realizations | (3,893) | (253) | (265) | (321) | (55) | (4,787) |
| Changes in Investment Value[1] | 5,093 | 343 | (6) | 891 | (200) | 6,120 |
| **AUM as of end of period** | **$ 56,770** | **$ 22,099** | **$ 13,806** | **$ 17,812** | **$ 9,912** | **$ 120,399** |

| | Last Twelve Months Ended March 31, 2022 | | | | | |
|---|---|---|---|---|---|---|
| *($ in millions)* | Capital | Growth | Impact | Real Estate | Market Solutions | Total |
| **AUM** | | | | | | |
| Balance as Beginning of Period | $ 53,699 | $ 17,298 | $ 5,932 | $ 11,131 | $ 7,178 | $ 95,238 |
| Capital Raised | 3,925 | 4,791 | 7,689 | 6,029 | 2,019 | 24,453 |
| Realizations | (19,222) | (4,164) | (1,336) | (2,958) | (1,095) | (28,775) |
| Changes in Investment Value[1] | 18,368 | 4,174 | 1,521 | 3,610 | 1,810 | 29,483 |
| **AUM as of end of period** | **$ 56,770** | **$ 22,099** | **$ 13,806** | **$ 17,812** | **$ 9,912** | **$ 120,399** |

Note: For Market Solutions, capital raised in our SPAC vehicles represents funds raised in the SPAC IPO, including forward purchase agreements and private investment in public equity (PIPE) commitments, and realizations are considered to occur at business combination with a target, in the amount of capital raised; for our hedge funds, capital raised represents new fund subscriptions.
1. Changes in investment value consists of changes in fair value, capital invested and available capital and other investment activities, including the change in net asset value of our hedge funds.

TPG | 19

# FAUM Rollforward

- FAUM increased $4.1 billion in 1Q'22 and $13.1 billion in the last twelve months, an increase of 7% and 26%, respectively
- Increases over both periods were driven by fee earning capital raised in TREP IV of the Real Estate platform, with contribution from Rise Climate in the Impact platform in the last twelve months

| | Three Months Ended March 31, 2022 | | | | | |
|---|---|---|---|---|---|---|
| *($ in millions)* | Capital | Growth | Impact | Real Estate | Market Solutions | Total |
| **FAUM** | | | | | | |
| Balance as of Beginning of Period | $ 26,208 | $ 10,514 | $ 10,801 | $ 6,235 | $ 6,336 | $ 60,094 |
| Fee Earning Capital Raised(1) | - | - | 448 | 4,267 | 74 | 4,788 |
| Net Change in Actively Invested Capital(2) | (725) | 159 | (27) | 241 | (326) | (677) |
| Reduction in Fee Base of Certain Funds(3) | - | - | - | - | - | - |
| **FAUM as of end of period** | **$ 25,483** | **$ 10,672** | **$ 11,222** | **$ 10,744** | **$ 6,084** | **$ 64,205** |

| | Last Twelve Months Ended March 31, 2022 | | | | | |
|---|---|---|---|---|---|---|
| *($ in millions)* | Capital | Growth | Impact | Real Estate | Market Solutions | Total |
| **FAUM** | | | | | | |
| Balance as of Beginning of Period | $ 27,666 | $ 8,484 | $ 4,501 | $ 5,742 | $ 4,663 | $ 51,056 |
| Fee Earning Capital Raised(1) | 1,133 | 2,090 | 7,038 | 4,309 | 325 | 14,895 |
| Net Change in Actively Invested Capital(2) | (3,316) | 98 | (317) | 693 | 1,096 | (1,746) |
| Reduction in Fee Base of Certain Funds(3) | - | - | - | - | - | - |
| **FAUM as of end of period** | **$ 25,483** | **$ 10,672** | **$ 11,222** | **$ 10,744** | **$ 6,084** | **$ 64,205** |

1. Fee earning capital raised represents capital raised by our funds for which management fees calculated based on commitments were activated during the period.
2. Net change in actively invested capital includes capital invested during the period, net of return of capital distributions and changes in net asset value of hedge funds. It also includes adjustments related to funds with a fee structure based on the lower of cost or fair value.
3. Reduction in fee base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.

TPG | 20

# Other Operating Metrics

- 1Q'22 and the last twelve months saw significant activity across the platform, particularly in capital raised for both the Impact and Real Estate platforms, while the Capital platform had substantial increases in capital invested and realizations; as of 1Q'22, we had $30.3 billion of available capital

*(All tables in $M)*

| Capital Raised | 1Q'21 | 1Q'22 | 1Q'21 LTM | 1Q'22 LTM |
|---|---|---|---|---|
| Capital | $ 481 | $ 233 | $ 1,683 | $ 3,925 |
| Growth | 151 | 49 | 2,030 | 4,791 |
| Impact | 12 | 528 | 274 | 7,689 |
| Real Estate | 505 | 4,564 | 521 | 6,029 |
| Market Solutions[1] | 302 | 74 | 2,486 | 2,019 |
| **Total** | **$ 1,451** | **$ 5,448** | **$ 6,994** | **$ 24,453** |

| Available Capital | 1Q'21 | 4Q'21 | 1Q'22 |
|---|---|---|---|
| Capital | $ 14,333 | $ 10,696 | $ 9,507 |
| Growth | 1,968 | 4,943 | 4,644 |
| Impact | 1,974 | 7,951 | 6,907 |
| Real Estate | 2,649 | 2,278 | 6,746 |
| Market Solutions | 2,158 | 2,552 | 2,461 |
| **Total** | **$ 23,082** | **$ 28,420** | **$ 30,265** |

| Capital Invested | 1Q'21 | 1Q'22 | 1Q'21 LTM | 1Q'22 LTM |
|---|---|---|---|---|
| Capital | $ 1,618 | $ 1,800 | $ 6,370 | $ 10,807 |
| Growth | 1,153 | 442 | 2,806 | 2,622 |
| Impact | 489 | 1,528 | 884 | 2,749 |
| Real Estate | 489 | 587 | 1,406 | 4,635 |
| Market Solutions[2] | - | 91 | - | 1,525 |
| **Total** | **$ 3,749** | **$ 4,448** | **$ 11,466** | **$ 22,338** |

| Realizations | 1Q'21 | 1Q'22 | 1Q'21 LTM | 1Q'22 LTM |
|---|---|---|---|---|
| Capital | $ 444 | $ 3,893 | $ 6,656 | $ 19,222 |
| Growth | 512 | 253 | 1,548 | 4,164 |
| Impact | 60 | 265 | 128 | 1,336 |
| Real Estate | 385 | 321 | 1,823 | 2,958 |
| Market Solutions[2] | - | 55 | - | 1,095 |
| **Total** | **$ 1,401** | **$ 4,787** | **$ 10,155** | **$ 28,775** |

1. Within Market Solutions, capital raised at our hedge fund represents new fund subscriptions.
2. Within Market Solutions, capital invested and realizations in our SPAC vehicles represent funds raised in the SPAC IPO, including forward purchase agreements and private investment in public equity (PIPE) commitments, which are considered to occur at business combination with a target.

TPG | 21

Supplemental Details

# GAAP and Non-GAAP Performance Allocations

| ($ in thousands) | Three Months Ended March 31, 2022 | | | | |
|---|---|---|---|---|---|
| | GAAP Total | Less: GAAP Unrealized | GAAP Realized | Less: Non-GAAP Adjustments[2] | Non-GAAP Realized |
| **Capital** | | | | | |
| TPG VII | $ 411,179 | $ (89,818) | $ 500,997 | $ 395,398 | $ 105,599 |
| TPG VIII | 187,524 | 187,524 | - | - | - |
| Asia VII | 30,601 | 30,562 | 39 | 31 | 8 |
| THP | 21,020 | 21,020 | - | (16) | 16 |
| Other | 53,212 | 52,152 | 1,059 | 1,059 | - |
| Excluded Assets[1] | 3,618 | 3,030 | 588 | 588 | - |
| **Total Capital** | **707,154** | **204,470** | **502,683** | **397,060** | **105,623** |
| **Growth** | | | | | |
| Growth IV | 13,933 | 13,933 | - | - | - |
| Growth V | 11,391 | 11,391 | - | - | - |
| TDM | 10,571 | 10,571 | - | - | - |
| TTAD I | 7,240 | (2,890) | 10,130 | 7,943 | 2,187 |
| Other | (27,903) | (32,215) | 4,312 | 4,312 | - |
| Excluded Assets[1] | 12,678 | 12,075 | 603 | 603 | - |
| **Total Growth** | **27,910** | **12,865** | **15,045** | **12,858** | **2,187** |
| **Impact** | | | | | |
| Rise I | (2,628) | (68,569) | 65,941 | 51,644 | 14,297 |
| Other | (522) | (522) | - | - | - |
| Excluded Assets[1] | 4,887 | 3,156 | 1,731 | 1,731 | - |
| **Total Impact** | **1,737** | **(65,935)** | **67,672** | **53,375** | **14,297** |
| **Real Estate** | | | | | |
| TPG RE III | 46,067 | 46,067 | - | (24) | 24 |
| Other | 2,555 | 2,555 | - | - | - |
| Excluded Assets[1] | 2,190 | 2,190 | - | - | - |
| **Total Real Estate** | **50,812** | **50,812** | **-** | **(24)** | **24** |
| **Market Solutions** | | | | | |
| TPEP | 6,501 | 6,197 | 304 | 243 | 61 |
| Other | 5,844 | 5,844 | - | - | - |
| **Total Market Solutions** | **12,345** | **12,041** | **304** | **243** | **61** |
| **Total** | **$ 799,958** | **$ 214,253** | **$ 585,705** | **$ 463,512** | **$ 122,192** |

1. The TPG Operating Group Excluded entities' performance allocations is not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 23

TPG | Net Income Per Share Basic net income per share of $0.52 for 1Q’22 Diluted net income per share of $0.11 for 1Q’22 Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments. ($ in thousands, except share and per share amounts)   1Q'22 Net Income Per Share     Numerator:     Net Income   $162,804 Less:     Net income attributable to redeemable equity in Public SPACs prior to IPO   (517) Net income attributable to other non-controlling interests prior to IPO   966 Net income attributable to TPG Group Holdings prior to IPO   5,256 Net income subsequent to IPO   157,099 Less:     Net income attributable to participating securities   4,770 Net income attributable to redeemable equity in Public SPACs subsequent to IPO   1,823 Net income attributable to non-controlling interests in TPG Operating Group subsequent to IPO   (9,721) Net income attributable to other non-controlling interests subsequent to IPO   118,904 Net income attributable to Class A Common Stockholders – Basic   41,323 Net income attributable to non-controlling interests in TPG Operating Group subsequent to IPO   (8,095) Reallocation of income to Participating Securities assuming exchange of Common Units 1,093 Net income attributable to Class A Common Stockholders – Diluted   34,321 Denominator:     Weighted-average shares of Class A common stock outstanding – Basic   79,240,057 Exchange of Common Units to Class A common stock   229,652,641 Weighted-average shares of Class A common stock outstanding – Diluted   308,892,698 Net income available to Class A common stock per share:     Basic net income per share   $0.52 Diluted net income per share   $0.11

TPG | After-Tax DE and Dividends Per Share After-tax DE attributable to TPG Inc. of $0.52 per share for 1Q’22 Declared dividend of $0.44 per share for 1Q’22 on May 10, 2022, with a record date of May 20, 2022 and payable date of June 3, 2022 Note: Pro forma financial measures are on an adjusted basis, assuming the Reorganization and IPO occurred on January 1, 2020; see the Supplemental Details section of this presentation for a full reconciliation and description of adjustments. ($ in thousands, except share and per share amounts)   1Q'22       Share Reconciliation     Total GAAP Class A Common Stock from Offering   79,070,565 Distributable Earnings Shares Outstanding   79,070,565       ($ in thousands, except share and per share amounts)   1Q'22       Non-GAAP Financial Measures     Fee-Related Earnings   $91,983 Pre-tax Distributable Earnings   215,466       After-Tax Distributable Earnings attributable to TPG Inc. common stockholders     TPG Inc. ownership of TPG Operating Group   26% TPG Inc. Pre-tax Distributable Earnings   55,185 TPG Inc. taxes   14,319 TPG Inc. After-tax Distributable Earnings   40,867 Class A common shares   79,070,565 TPG Inc. After-tax Distributable Earnings per share   0.52 Target dividend policy   85% Dividend per Class A common share   $0.44

# Fund Performance Metrics

| ($ in millions, as of 3/31/22) Fund | Vintage Year[1] | Capital Committed[2] | Capital Invested[3] | Realized Value[4] | Unrealized Value[5] | Total Value[6] | Gross IRR[7] | Gross MoM[7] | Net IRR[8] | Investor Net MoM[9] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Platform: Capital** | | | | | | | | | | |
| *Capital Funds* | | | | | | | | | | |
| Air Partners | 1993 | $ 64 | $ 64 | $ 697 | $ - | $ 697 | 81% | 10.9x | 73% | 8.9x |
| TPG I | 1994 | 721 | 696 | 3,095 | - | 3,095 | 47% | 4.4x | 36% | 3.5x |
| TPG II | 1997 | 2,500 | 2,554 | 5,010 | - | 5,010 | 13% | 2.0x | 10% | 1.7x |
| TPG III | 1999 | 4,497 | 3,718 | 12,360 | - | 12,360 | 34% | 3.3x | 26% | 2.6x |
| TPG IV | 2003 | 5,800 | 6,157 | 13,728 | 6 | 13,734 | 20% | 2.2x | 15% | 1.9x |
| TPG V | 2006 | 15,372 | 15,564 | 22,060 | 13 | 22,073 | 6% | 1.4x | 5% | 1.4x |
| TPG VI | 2008 | 18,873 | 19,220 | 32,617 | 1,095 | 33,712 | 14% | 1.8x | 10% | 1.5x |
| TPG VII | 2015 | 10,495 | 10,013 | 16,579 | 8,246 | 24,825 | 30% | 2.4x | 23% | 2.0x |
| TPG VIII | 2019 | 11,505 | 8,669 | 1,783 | 11,478 | 13,261 | 81% | 1.7x | 50% | 1.4x |
| *Capital Funds* | | 69,827 | 66,655 | 107,929 | 20,838 | 128,767 | 24% | 2.0x | 15% | 1.7x |
| *Asia Funds* | | | | | | | | | | |
| Asia I | 1994 | 96 | 78 | 71 | - | 71 | (3%) | 0.9x | (10%) | 0.7x |
| Asia II | 1998 | 392 | 764 | 1,669 | - | 1,669 | 17% | 2.2x | 14% | 1.9x |
| Asia III | 2000 | 724 | 623 | 3,316 | - | 3,316 | 46% | 5.3x | 31% | 3.8x |
| Asia IV | 2005 | 1,561 | 1,603 | 4,089 | - | 4,089 | 23% | 2.6x | 17% | 2.1x |
| Asia V | 2007 | 3,841 | 3,257 | 4,977 | 665 | 5,642 | 10% | 1.7x | 6% | 1.4x |
| Asia VI | 2012 | 3,270 | 3,161 | 2,418 | 4,926 | 7,344 | 20% | 2.3x | 15% | 1.9x |
| Asia VII | 2017 | 4,630 | 4,224 | 1,385 | 6,291 | 7,676 | 36% | 1.9x | 24% | 1.6x |
| *Asia Funds* | | 14,514 | 13,710 | 17,925 | 11,882 | 29,807 | 21% | 2.2x | 15% | 1.8x |
| THP | 2019 | 2,704 | 1,845 | 263 | 2,672 | 2,935 | 78% | 1.8x | 46% | 1.5x |
| *Continuation Vehicles* | | | | | | | | | | |
| AAF | 2021 | 1,317 | 1,167 | 61 | 1,489 | 1,550 | NM | NM | NM | NM |
| AION | 2021 | 207 | 207 | - | 207 | 207 | NM | NM | NM | NM |
| *Continuation Vehicles* | | 1,524 | 1,374 | 61 | 1,696 | 1,757 | NM | NM | NM | NM |
| ***Platform: Capital (excl-Legacy[15])*** | | **88,569** | **83,584** | **126,178** | **37,088** | **163,266** | **23%** | **2.0x** | **15%** | **1.7x** |
| *Legacy Funds* | | | | | | | | | | |
| TES I | 2016 | 303 | 206 | 71 | 290 | 361 | 30% | 1.7x | 20% | 1.5x |
| **Platform: Capital** | | **$ 88,872** | **$ 83,790** | **$ 126,249** | **$ 37,378** | **$ 163,627** | **23%** | **2.0x** | **15%** | **1.7x** |

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 26

# Fund Performance Metrics (Cont'd)

| *($ in millions, as of 3/31/22)* Fund | Vintage Year[1] | Capital Committed[2] | Capital Invested[3] | Realized Value[4] | Unrealized Value[5] | Total Value[6] | Gross IRR[7] | Gross MoM[7] | Net IRR[8] | Investor Net MoM[9] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Platform: Growth** | | | | | | | | | | |
| *Growth Funds* | | | | | | | | | | |
| STAR | 2007 | $ 1,264 | $ 1,259 | $ 1,856 | $ 73 | $ 1,929 | 13% | 1.5x | 6% | 1.3x |
| Growth II | 2011 | 2,041 | 2,184 | 4,651 | 634 | 5,285 | 22% | 2.5x | 16% | 2.0x |
| Growth III | 2015 | 3,128 | 3,175 | 4,200 | 2,644 | 6,844 | 30% | 2.2x | 21% | 1.8x |
| Growth IV | 2017 | 3,739 | 3,157 | 1,190 | 4,738 | 5,928 | 31% | 1.8x | 21% | 1.5x |
| Gator | 2019 | 726 | 685 | 581 | 631 | 1,212 | 44% | 1.8x | 33% | 1.5x |
| Growth V | 2020 | 3,558 | 1,843 | - | 2,495 | 2,495 | NM | NM | NM | NM |
| *Growth Funds* | | 14,456 | 12,303 | 12,478 | 11,215 | 23,693 | 22% | 2.0x | 15% | 1.7x |
| TDM | 2017 | 510 | 406 | - | 870 | 870 | 30% | 2.1x | 24% | 1.9x |
| TTAD I | 2018 | 1,574 | 1,497 | 378 | 2,362 | 2,740 | 53% | 1.9x | 43% | 1.7x |
| TTAD II | 2021 | 2,501 | 797 | - | 797 | 797 | NM | NM | NM | NM |
| ***Platform: Growth (Excl-Legacy[15])*** | | **19,041** | **15,003** | **12,856** | **15,244** | **28,100** | **22%** | **2.0x** | **16%** | **1.7x** |
| *Legacy Funds* | | | | | | | | | | |
| Biotech III | 2008 | 510 | 468 | 934 | 605 | 1,539 | 18% | 3.3x | 13% | 2.6x |
| Biotech IV | 2012 | 106 | 99 | 121 | 5 | 126 | 8% | 1.3x | 3% | 1.1x |
| Biotech V | 2016 | 88 | 79 | 23 | 75 | 98 | 7% | 1.2x | 3% | 1.1x |
| ART | 2013 | 258 | 239 | 27 | 287 | 314 | 5% | 1.3x | 2% | 1.1x |
| **Platform: Growth** | | **20,003** | **15,888** | **13,961** | **16,216** | **30,177** | **21%** | **2.0x** | **15%** | **1.7x** |
| **Platform: Impact** | | | | | | | | | | |
| *The Rise Funds* | | | | | | | | | | |
| Rise I | 2017 | 2,106 | 1,821 | 1,108 | 2,581 | 3,689 | 30% | 2.1x | 21% | 1.7x |
| Rise II | 2020 | 2,176 | 1,597 | 12 | 2,064 | 2,076 | 85% | 1.4x | 44% | 1.2x |
| *The Rise Funds* | | 4,282 | 3,418 | 1,120 | 4,645 | 5,765 | 34% | 1.8x | 22% | 1.5x |
| TSI | 2018 | 333 | 133 | 368 | - | 368 | 35% | 2.8x | 25% | 2.1x |
| Evercare | 2019 | 621 | 407 | 7 | 555 | 562 | 14% | 1.4x | 6% | 1.1x |
| Rise Climate | 2021 | 7,258 | 1,064 | - | 1,072 | 1,072 | NM | NM | NM | NM |
| **Platform: Impact** | | **$ 12,494** | **$ 5,022** | **$ 1,495** | **$ 6,272** | **$ 7,767** | **31%** | **1.8x** | **21%** | **1.5x** |

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 27

# Fund Performance Metrics (Cont'd)

| *($ in millions, as of 3/31/22)* Fund | Vintage Year[1] | Capital Committed[2] | Capital Invested[3] | Realized Value[4] | Unrealized Value[5] | Total Value[6] | Gross IRR[7] | Gross MoM[7] | Net IRR[8] | Investor Net MoM[9] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Platform: Real Estate** | | | | | | | | | | |
| *TPG Real Estate Partners* | | | | | | | | | | |
| DASA RE | 2012 | $ 1,078 | $ 576 | $ 1,068 | $ 16 | $ 1,084 | 21% | 1.9x | 16% | 1.6x |
| TPG RE II | 2014 | 2,065 | 2,197 | 2,972 | 707 | 3,679 | 30% | 1.8x | 21% | 1.5x |
| TPG RE III | 2018 | 3,722 | 3,753 | 1,347 | 3,689 | 5,036 | 41% | 1.5x | 31% | 1.4x |
| TPG RE IV | 2022 | 4,308 | 114 | - | 114 | 114 | NM | NM | NM | NM |
| *TPG Real Estate Partners* | | 11,173 | 6,640 | 5,387 | 4,526 | 9,913 | 27% | 1.7x | 20% | 1.5x |
| TRTX | 2014 | 1,916 [14] | NM | NM | NM | NM | NM | NM | NM | NM |
| TAC+ | 2021 | 1,797 | 651 | 26 | 659 | 685 | NM | NM | NM | NM |
| **Platform: Real Estate** | | **14,886** | **7,291** | **5,413** | **5,185** | **10,598** | **27%** | **1.7x** | **20%** | **1.5x** |
| **Platform: Market Solutions** | | | | | | | | | | |
| TPEP Long/Short | NM | NM | NM | NM | 2,885 | NM | NM [13] | NM | NM [13] | NM |
| TPEP Long Only | NM | NM | NM | NM | 2,024 | NM | NM [13] | NM | NM [13] | NM |
| TSCF | 2021 | 1,108 | 101 | - | 110 | 110 | NM | NM | NM | NM |
| NewQuest I[18] | 2011 | 390 | 291 | 767 | - | 767 | 48% | 3.2x | 37% | 2.3x |
| NewQuest II[18] | 2013 | 310 | 337 | 544 | 228 | 772 | 27% | 2.3x | 21% | 1.9x |
| NewQuest III[18] | 2016 | 541 | 498 | 267 | 664 | 931 | 23% | 1.8x | 15% | 1.5x |
| NewQuest IV[18] | 2020 | 1,000 | 611 | 5 | 844 | 849 | 110% | 1.4x | 55% | 1.3x |
| **Platform: Market Solutions[12]** | | **3,349** | **1,838** | **1,583** | **6,755** | **3,429** | **40%** | **2.0x** | **28%** | **1.6x** |
| *Discontinued Funds[16]* | | 5,870 | 4,103 | 5,302 | - | 5,302 | 7% | 1.3x | 3% | 1.1x |
| ***Total (excl-Legacy[15] and Discontinued Funds[16])*** | | **138,339** | **112,738** | **147,525** | **70,544** | **213,160** | **23%** | **2.0x** | **15%** | **1.7x** |
| **Total** | | **$ 145,474** | **$ 117,932** | **$ 154,003** | **$ 71,806** | **$ 220,900** | **22%** | **2.0x** | **14%** | **1.7x** |

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 28

TPG | Fund Performance Metrics Notes Vintage Year, with respect to an investment or group of investments, as applicable, represents the year such investment, or the first investment in such a group, was initially consummated by the fund. For follow-on investments, Vintage Year represents the year that the fund’s first investment in the relevant company was initially consummated. Vintage Year, with respect to a fund, represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). We adopted this standard for fund Vintage Year to better align with current market and investor benchmarking practices. For consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 remains unchanged and represents the year of such fund’s initial closing. Capital Committed represents the amount of inception to date commitments a particular fund has received. Capital Invested, with respect to an investment or group of investments, as applicable, represents cash outlays by the fund for such investment or investments (whether funded through investor capital contributions or borrowing under the fund’s credit facility), including capitalized expenses and unrealized bridge loans allocated to such investment or investments. Capital Invested may be reduced after the date of initial investment as a result of sell-downs. This does not include proceeds eligible for recycling under fund limited partnership agreements. Capital Invested does not include interest expense on borrowing under the fund’s credit facility. Realized Value, with respect to an investment or group of investments, as applicable, represents total cash received or earned by the fund in respect of such investment or investments through the quarter end, including all interest, dividends and other proceeds. Receipts are recognized when cash proceeds are received or earned. Proceeds from an investment that is subject to pending disposition are not included in Realized Value and remain in Unrealized Value until the disposition has been completed and cash has been received. Similarly, any proceeds from an investment that is pending liquidation, or a similar event are not included in Realized Value until the liquidation or similar event has been completed. In addition, monitoring, transaction and other fees are not included in Realized Value but are applied to offset management fees to the extent provided in the fund’s partnership agreement. Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the quarter end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment, assuming a reasonable period of time for liquidation of the investment, and taking into consideration the financial condition and operating results of the portfolio company, the nature of the investment, applicable restrictions on marketability, market conditions, foreign currency exposures and other factors the general partner may deem appropriate. Where applicable, such estimate has been adjusted from cost to reflect (i) company performance relative to internal performance markers and the performance of comparable companies; (ii) market performance of comparable companies; and (iii) recent, pending or proposed transactions involving us, such as recapitalizations, initial public offerings or mergers and acquisitions. Given the nature of private investments, valuations necessarily entail a degree of uncertainty and/or subjectivity. There can be no assurance that expected transactions will actually occur or that performance markers will be achieved, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the quarter end. Total Value, with respect to an investment or group of investments, as applicable, is the sum of Realized Value and Unrealized Value of such investment or investments. Gross IRR and Gross MoM are calculated by adjusting Net IRR and Investor Net MoM to generally approximate investor performance metrics excluding management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. With respect to interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments, we have assumed that investor capital contributions were made in respect thereof as of the midpoint of each relevant quarter in which such amounts were incurred. We have further assumed that distributions to investors occurred in the middle of the month in which the related proceeds were received by the fund. Like the Net IRR, Gross IRR and Gross MoM (i) do not reflect the effect of taxes borne, or to be borne, by investors and (ii) excludes amounts attributable to the fund’s general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Such Gross IRR and Gross MoM represent an average of returns for all included investors and does not necessarily reflect the actual return of any particular investor. Gross IRR and Gross MoM are an approximation calculated by adjusting historical data using estimates and assumptions that we believe are appropriate for the relevant fund, but that inherently involve significant judgment. For funds that engaged in de minimis or no fund-level borrowing, Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. In this scenario, Gross IRR, with respect to an investment or investments, has been calculated based on the time that capital was invested by the fund in such investment or investments and that distributions were received by the fund in respect of such investment or investments, regardless of when capital was contributed to or distributed from the fund. Gross IRR does not reflect the effect of management fees, fund expenses, performance allocations or taxes borne, or to be borne, borne, by investors in the fund and would be lower if it did. For funds that engaged in de minimis or no fund-level borrowing, Gross MoM represents the multiple-of-money on capital invested by the fund for an investment or investments and is calculated as Total Value divided by Capital Invested (i.e., cash outlays by the fund for such investment or investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility). Gross MoM is calculated on a gross basis and does not reflect the effect of management fees, fund expenses, performance allocations or taxes borne, or to be borne, by investors in the fund, and would be lower if it did.

TPG | Fund Performance Metrics Notes (Cont’d) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the quarter end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. Net IRR reflects the impact of management fees, fund expenses (including interest expense arising from amounts borrowed under the fund’s credit facility) and performance allocations, but does not reflect the effect of taxes borne, or to be borne, by investors. The Net IRR calculation assumes that investor contributions and distributions occurred in the middle of the month in which they were made. The Net IRR calculation excludes amounts attributable to the general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Net IRR represents an average return for all included investors and does not necessarily reflect the actual return of any particular investor. Net IRR for a platform does not include the cash flows for funds that are not currently presenting a Net IRR to their investors. Investor Net MoM, with respect to a fund, represents the multiple-of-money on contributions to the fund by investors. Investor Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the quarter end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). Investor Net MoM reflects the impact of management fees, fund expenses (including interest expense arising from amounts borrowed under the fund’s credit facility) and performance allocations, but does not reflect the effect of taxes borne, or to be borne, by investors. The Investor Net MoM calculation excludes amounts attributable to the fund’s general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Investor Net MoM represents an average multiple-of-money for all included investors and does not necessarily reflect the actual return of any particular investor. “NM” signifies that the relevant data would not be meaningful. Gross IRR and Gross MoM generally deemed “NM” during its initial period of operation, but in no event for more than two years after the date of the fund’s first investment; in this period, we believe that these metrics do not accurately represent a fund’s overall performance given the impact of organizational costs and other fees and expenses that are typically incurred early in the life of a fund. NM can also be used when the presented metric is not applicable to the product being shown. Net IRR and Investor Net MoM for a fund are generally deemed “NM” during its initial period of operation, but in no event for more than two years after the date of the fund’s first investment; in this period, TPG believes that these metrics do not accurately represent a fund’s overall performance given the impact of organizational costs and other fees and expenses that are typically incurred early in the life of a fund. Amounts shown are in US dollars. When an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the quarter end and (iii) Realized Value reflects actual US dollar proceeds to the fund. A fund may enter into foreign currency hedges in connection with an investment made in a currency other than US dollars. Capital Invested with respect to such investment includes the cost of establishing foreign currency hedges. For hedges entered into to facilitate payment of the purchase price for an investment, gains or losses on such hedges are applied, respectively, to reduce or increase Capital Invested with respect to such investment. Thereafter during the life of such investment, (i) Capital Invested includes any inception-to-date net realized losses on such hedges, (ii) Unrealized Value includes the unrealized fair value of such hedges as estimated by the general partner and (iii) Realized Value includes any inception-to-date net realized gain on such hedges. For hedges entered into in anticipation of receipt of exit proceeds, (i) losses on such hedges are first applied to offset exit proceeds, with any remaining losses applied to increase Capital Invested and (ii) gains on such hedges are first applied to reverse any inception-to-date net realized losses that were previously included in Capital Invested, with any remaining gains applied to increase Realized Value. Where a foreign currency hedge is implemented as part of the investment structure below the fund, such hedge is similarly reflected in Capital Invested and Realized Value to the extent that there are corresponding cash outflows from and inflows to the fund in respect of such hedge, and otherwise is included in Unrealized Value. Our special purpose acquisition companies (“SPACs”) which include Pace Holdings Corp., TPG Pace Holdings Corp., TPG Pace Tech Opportunities Corp., TPG Pace Beneficial Finance Corp., TPG Pace Energy Holdings Corp., TPG Pace Solutions Corp., TPG Pace Beneficial II Corp. and AfterNext HealthTech Acquisition Corp. within the Market Solutions platform are not reflected. Gross IRR, Gross MoM and Net IRR are not meaningful for SPAC products as they are designed to identify an investment and merge to become a public company.

TPG | Fund Performance Metrics Notes (Cont’d) As of March 31, 2022, TPEP Long/Short had estimated inception-to-date gross returns of 150% and net returns of 111%. These performance estimates represent the composite performance of TPG Public Equity Partners, LP and TPG Public Equity Partners Master Fund, L.P., adjusted as described below. The performance estimates are based on an investment in TPG Public Equity Partners, LP made on September 1, 2013, the date of TPEP’s inception, with the performance estimates for the period from January 1, 2016 to present being based on an investment in TPG Public Equity Partners Master Fund, L.P. made through TPG Public Equity Partners-A, L.P., the “onshore feeder.” Gross performance figures (i) are presented after any investment-related expenses, net interest, other expenses and the reinvestment of dividends; (ii) include any gains or losses from “new issue” securities; and (iii) are adjusted for illustration purposes to reflect the reduction of a hypothetical 1.5% annual management fee. Net performance assumes a 20% performance allocation. Performance results for a particular investor may vary from the performance stated as a result of, among other things, the timing of its investment(s) in TPEP, different performance allocation terms, different management fees, the feeder through which the investor invests and the investor’s eligibility to participate in gains and losses from “new issue” securities. Unrealized Value represents net asset value before redemptions. As of March 31, 2022, TPEP Long Only had estimated inception-to-date gross returns of 29% and net returns of 29%. These performance estimates represent performance for TPEP Long Only and are based on an investment in TPEP Long Only made on May 1, 2019, the date of TPEP Long Only’s inception, through TPG Public Equity Partners Long Opportunities-A, L.P., the “onshore feeder.” Gross performance figures are presented after any investment-related expenses, a 1% annual management fee, net interest, other expenses and the reinvestment of dividends, and include any gains or losses from “new issue” securities. Net performance assumes a 20% performance allocation, with the performance allocation only received upon outperforming the relevant benchmark. Performance results for a particular investor may vary from the performance stated as a result of, among other things, the timing of its investment(s) in TPEP Long Only, different performance allocation terms, different management fees, the feeder through which the investor invests and the investor’s eligibility to participate in gains and losses from “new issue” securities. Unrealized Value represents net asset value before redemptions. Capital Committed for TRTX includes $1,201 million of private capital raised prior to TRTX’s initial public offering and $716 million issued during and subsequent to TRTX’s initial public offering. Legacy funds represent funds whose strategies are not expected to have successor funds but that have not yet been substantially wound down. Discontinued funds represent legacy funds that have substantially been wound down or are fully liquidated. The following TPG funds are considered discontinued: Latin America, Aqua I, Aqua II, Ventures, Biotech I, Biotech II, TPG TFP, TAC 2007 and DASA PE. Total TPG track record amounts do not include results from RMB - Shanghai and RMB - Chongqing or China Ventures, a joint venture partnership. Unless otherwise specified, the fund performance information presented above for NewQuest I, NewQuest II, NewQuest III and NewQuest IV is, due to the nature of NewQuest’s strategy, as of and for the quarter ended December 31, 2021. Accordingly, the fund performance information presented above for the NewQuest funds does not reflect any fund activity for the quarter ended March 31, 2022 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended March 31, 2022 will be reflected in the performance information presented in future reporting.

# GAAP Statements of Operations Expanded

| ($ in thousands) | 1Q'21 | 2Q'21 | 3Q'21 | 4Q'21 | 1Q'22 |
|---|---|---|---|---|---|
| **Revenues** | | | | | |
| Fees and other | $ 210,155 | $ 195,052 | $ 279,908 | $ 292,789 | $ 273,005 |
| Capital allocation-based income | 994,578 | 1,986,011 | 231,356 | 786,538 | 837,705 |
| **Total revenues** | **1,204,733** | **2,181,063** | **511,264** | **1,079,327** | **1,110,710** |
| **Expenses** | | | | | |
| Compensation and benefits | | | | | |
| Cash-based compensation and benefits | 127,981 | 128,546 | 136,139 | 187,032 | 116,359 |
| Equity-based compensation | - | - | - | - | 185,911 |
| Performance allocation compensation | - | - | - | - | 523,138 |
| Total compensation and benefits | 127,981 | 128,546 | 136,139 | 187,032 | 825,408 |
| General, administrative and other | 53,130 | 61,166 | 68,634 | 95,660 | 102,264 |
| Depreciation and amortization | 1,364 | 1,522 | 2,251 | 16,086 | 8,699 |
| Interest expense | 3,921 | 4,026 | 4,371 | 3,973 | 4,638 |
| Expenses of consolidated TPG Funds and Public SPACs: | | | | | |
| Interest expense | 192 | 155 | 226 | 167 | - |
| Other | 8,058 | 3,305 | 12,556 | (3,895) | 1,523 |
| **Total expenses** | **194,646** | **198,720** | **224,177** | **299,023** | **942,532** |
| **Investment income** | | | | | |
| Income from investments: | | | | | |
| Net gains (losses) from investment activities | 72,404 | 41,801 | 224,141 | 14,873 | 6,643 |
| Interest, dividends and other | 979 | 5,508 | 472 | (499) | 204 |
| Investment income of consolidated TPG Funds and Public SPACs: | | | | | |
| Net gains (losses) from investment activities | (7,616) | 14,675 | 1,949 | 14,384 | - |
| Unrealized gains (losses) on derivative liabilities | 87,600 | 96,723 | 7,205 | 20,294 | 2,657 |
| Interest, dividends and other | 988 | 1,073 | 910 | 7,350 | 126 |
| **Total investment income** | **154,355** | **159,780** | **234,677** | **56,402** | **9,630** |
| **Income before income taxes** | **1,164,442** | **2,142,123** | **521,764** | **836,706** | **177,808** |
| Income tax expense | 3,128 | 1,681 | 1,281 | 2,948 | 15,004 |
| **Net income** | **1,161,314** | **2,140,442** | **520,483** | **833,758** | **162,804** |
| Less: | | | | | |
| Net (loss) income attributable to redeemable equity in Public SPACs prior to IPO | 63,558 | 73,901 | (4,250) | 21,922 | (517) |
| Net (loss) income attributable to non-controlling interests in consolidated TPG Funds prior to IPO | (5,736) | 12,634 | 1,293 | 11,096 | - |
| Net (loss) income attributable to other non-controlling interests prior to IPO | 589,311 | 1,162,989 | 228,646 | 474,879 | 966 |
| **Net income attributable to TPG Group Holdings prior to IPO** | **514,181** | **890,918** | **294,794** | **325,861** | **5,256** |
| Net income attributable to redeemable equity in Public SPACs | - | - | - | - | 1,823 |
| Net loss attributable to non-controlling interests in TPG Operating Group | - | - | - | - | (4,912) |
| Net income attributable to other non-controlling interests | - | - | - | - | 118,904 |
| **Net income attributable to TPG Inc. subsequent to IPO** | **$ -** | **$ -** | **$ -** | **$ -** | **$ 41,284** |

Note: Due to the Reorganization in 1Q'22, comparability of prior periods may be limited.

TPG | 32

# GAAP Statements of Operations Pro Forma Adjustments

| ($ in thousands) | 1Q'21 | 2Q'21 | 3Q'21 | 4Q'21 | 1Q'22 | |
|---|---|---|---|---|---|---|
| **Revenues** | | | | | | |
| Fees and other | $ 5,730 | $ 5,620 | $ 5,507 | $ 3,950 | $ - | (3) |
| Capital allocation-based income | 660 | (6,804) | 4,938 | (7,447) | - | (1) |
| **Total revenues** | **6,390** | **(1,184)** | **10,445** | **(3,497)** | **-** | |
| **Expenses** | | | | | | |
| Compensation and benefits | | | | | | |
| Cash-based compensation and benefits | (31,769) | (32,445) | (33,144) | (42,920) | - | (5) |
| Equity-based compensation | 125,641 | 125,643 | 125,004 | 124,319 | - | (6, 7) |
| Performance allocation compensation | 601,595 | 1,244,323 | 190,279 | 502,308 | - | (5) |
| Total compensation and benefits | 695,467 | 1,337,521 | 282,139 | 583,707 | - | |
| General, administrative and other | - | - | - | - | - | |
| Depreciation and amortization | - | - | - | - | - | |
| Interest expense | 998 | 998 | 997 | 998 | - | (4) |
| Expenses of consolidated TPG Funds and Public SPACs: | | | | | | |
| Interest expense | (192) | (155) | (226) | (167) | - | (1) |
| Other | 129 | (426) | (898) | (434) | - | (1) |
| **Total expenses** | **696,402** | **1,337,938** | **282,012** | **584,104** | **-** | |
| **Investment income** | | | | | | |
| Income from investments: | | | | | | |
| Net gains (losses) from investment activities | (52,334) | (34,229) | (23,716) | 17,419 | - | (1) |
| Interest, dividends and other | - | - | - | - | - | |
| Investment income of consolidated TPG Funds and Public SPACs: | | | | | | |
| Net gains (losses) from investment activities | 7,616 | (14,675) | (1,949) | (14,384) | - | (1) |
| Unrealized gains (losses) on derivative liabilities | - | - | - | - | - | |
| Interest, dividends and other | (977) | (1,060) | (899) | (1,093) | - | (1) |
| **Total investment income** | **(45,695)** | **(49,964)** | **(26,564)** | **1,942** | **-** | |
| **Income before income taxes** | **(735,707)** | **(1,389,086)** | **(298,131)** | **(585,659)** | **-** | |
| Income tax expense | 14,040 | 25,352 | 17,251 | 12,298 | - | (8) |
| **Net income** | **(749,747)** | **(1,414,438)** | **(315,382)** | **(597,957)** | **-** | |
| Less: | | | | | | |
| Net (loss) income attributable to redeemable equity in Public SPACs prior to IPO | (63,558) | (73,901) | 4,250 | (21,922) | - | |
| Net (loss) income attributable to non-controlling interests in consolidated TPG Funds prior to IPO | 5,736 | (12,634) | (1,293) | (11,096) | - | (1) |
| Net (loss) income attributable to other non-controlling interests prior to IPO | (589,311) | (1,162,989) | (228,646) | (474,879) | - | (1-5), (9) |
| **Net income attributable to TPG Group Holdings prior to IPO** | **(514,181)** | **(890,918)** | **(294,794)** | **(325,861)** | **-** | |
| Net income attributable to redeemable equity in Public SPACs | 63,558 | 73,901 | (4,250) | 21,922 | - | |
| Net loss attributable to non-controlling interests in TPG Operating Group | - | - | - | - | - | |
| Net income attributable to other non-controlling interests | 301,005 | 567,229 | 151,128 | 172,632 | - | |
| **Net income attributable to TPG Inc. subsequent to IPO** | **$ 47,004** | **$ 84,874** | **$ 58,223** | **$ 41,247** | **$ -** | |

See notes on the following pages.

TPG | 33

# Pro Forma GAAP Statements of Operations Expanded

| ($ in thousands) | 1Q'21 | 2Q'21 | 3Q'21 | 4Q'21 | 1Q'22 |
|---|---|---|---|---|---|
| **Pro Forma Revenues** | | | | | |
| Fees and other | $ 215,885 | $ 200,672 | $ 285,415 | $ 296,739 | $ 273,005 |
| Capital allocation-based income | 995,238 | 1,979,207 | 236,294 | 779,091 | 837,705 |
| **Total revenues** | **1,211,123** | **2,179,879** | **521,709** | **1,075,830** | **1,110,710** |
| **Pro Forma Expenses** | | | | | |
| Compensation and benefits | | | | | |
| Cash-based compensation and benefits | 96,212 | 96,101 | 102,995 | 144,112 | 116,359 |
| Equity-based compensation | 125,641 | 125,643 | 125,004 | 124,319 | 185,911 |
| Performance allocation compensation | 601,595 | 1,244,323 | 190,279 | 502,308 | 523,138 |
| Total compensation and benefits | 823,448 | 1,466,067 | 418,278 | 770,739 | 825,408 |
| General, administrative and other | 53,130 | 61,166 | 68,634 | 95,660 | 102,264 |
| Depreciation and amortization | 1,364 | 1,522 | 2,251 | 16,086 | 8,699 |
| Interest expense | 4,919 | 5,024 | 5,368 | 4,971 | 4,638 |
| Expenses of consolidated TPG Funds and Public SPACs: | | | | | |
| Interest expense | - | - | - | - | - |
| Other | 8,187 | 2,879 | 11,658 | (4,329) | 1,523 |
| **Total expenses** | **891,048** | **1,536,658** | **506,189** | **883,127** | **942,532** |
| **Pro Forma Investment income** | | | | | |
| Income from investments: | | | | | |
| Net gains (losses) from investment activities | 20,070 | 7,572 | 200,425 | 32,292 | 6,643 |
| Interest, dividends and other | 979 | 5,508 | 472 | (499) | 204 |
| Investment income of consolidated TPG Funds and Public SPACs: | | | | | |
| Net gains (losses) from investment activities | - | - | - | - | - |
| Unrealized gains (losses) on derivative liabilities | 87,600 | 96,723 | 7,205 | 20,294 | 2,657 |
| Interest, dividends and other | 11 | 13 | 11 | 6,257 | 126 |
| **Total investment income** | **108,660** | **109,816** | **208,113** | **58,344** | **9,630** |
| **Income before income taxes** | **428,735** | **753,037** | **223,633** | **251,047** | **177,808** |
| Income tax expense | 17,168 | 27,033 | 18,532 | 15,246 | 15,004 |
| **Net income** | **411,567** | **726,004** | **205,101** | **235,801** | **162,804** |
| Less: | | | | | |
| Net (loss) income attributable to redeemable equity in Public SPACs prior to IPO | - | - | - | - | (517) |
| Net (loss) income attributable to non-controlling interests in consolidated TPG Funds prior to IPO | - | - | - | - | - |
| Net (loss) income attributable to other non-controlling interests prior to IPO | - | - | - | - | 966 |
| **Net income attributable to TPG Group Holdings prior to IPO** | **-** | **-** | **-** | **-** | **5,256** |
| Net income attributable to redeemable equity in Public SPACs | 63,558 | 73,901 | (4,250) | 21,922 | 1,823 |
| Net loss attributable to non-controlling interests in TPG Operating Group | - | - | - | - | (4,912) |
| Net income attributable to other non-controlling interests | 301,005 | 567,229 | 151,128 | 172,632 | 118,904 |
| **Net income attributable to TPG Inc. subsequent to IPO** | **$ 47,004** | **$ 84,874** | **$ 58,223** | **$ 41,247** | **$ 41,284** |

See notes on the following pages.

TPG | 34

TPG | Pro Forma GAAP Statements of Operations Notes Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data This adjustment relates to Excluded Assets and is made up of the following components: Impact of changes in economics of certain TPG general partner interests in TPG Funds: The TPG Operating Group transferred to RemainCo certain performance allocation economic entitlements from certain of the TPG general partner entities that are defined as Excluded Assets, as well as certain cash and amounts due to affiliates of the TPG Operating Group that relate to these TPG general partner entities’ economic entitlements. We continue to consolidate these TPG general partner entities because we maintain control and have an implicit variable interest. Transfer of other investments: The TPG Operating Group also transferred the economic entitlements associated with certain other investments, including our investment in our former affiliate. This does not include certain of our strategic equity method investments, including Harlem Capital Partners, VamosVentures and LandSpire Group, as the economics of these investments continue to be part of the TPG Operating Group after the Reorganization. Deconsolidation of consolidated TPG Funds: We transferred the TPG Operating Group’s co-investment interests in certain TPG Funds to RemainCo. These TPG Funds were historically consolidated and as a result of the transfer to RemainCo, are deconsolidated because we no longer hold a more than insignificant economic interest. This adjustment relates to the changes in economic entitlements that the holders of TPG Operating Group Common Units retain, and the associated reallocation of interests after the Reorganization. Specified Company Assets include certain TPG general partner entities to which the TPG Operating Group retained an economic entitlement and that are consolidated both before and after the Reorganization. As part of the Reorganization, the sharing percentage of the associated performance allocation income was reallocated between controlling and non-controlling interests. Subject to certain exceptions, RemainCo is entitled to between 10% and 15% of these Specified Company Assets’ related performance allocations, which we treat as non-controlling interests, and to allocate generally between 65% and 70% indirectly to our partners and professionals through performance allocation vehicles and Promote Units, with the remaining 20% available for distribution to the TPG Operating Group Common Unit holders. RemainCo’s entitlement to performance allocations associated with future funds will step down over time. In conjunction with allocating between 65% and 70% of performance allocations associated with the Specified Company Assets to our partners and professionals, we have reduced the amount of cash-based bonuses historically paid to these individuals as further described in Note 5 below. The primary impact of this is a reallocation from income attributable to controlling interests to income attributable to non-controlling interests. This amount reflects an administrative services fee that we receive for managing the Excluded Assets transferred to RemainCo that are not part of the TPG Operating Group. The fee is based on 1% of the net asset value of RemainCo. This adjustment reflects incremental interest expense related to additional financing the TPG Operating Group used to declare a distribution of $200 million to our controlling and non-controlling interest holders prior to the Reorganization and the IPO. The distribution was made with $200 million of proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024. Reflects the reclassification of performance allocation amounts owed to senior professionals from other non-controlling interests to performance allocation compensation. Following the IPO, we account for partnership distributions to our partners and professionals as performance allocation compensation expense. As described in Note 2 above, we have adjusted our performance allocation sharing percentage and in conjunction with allocating between 65% and 70% of performance allocations associated with the Specified Company Assets to certain of our people, we are reducing the amounts of cash-based bonuses and increasing the performance allocation compensation expense.

TPG | Pro Forma GAAP Statements of Operations Notes (Cont’d) Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data continued Our current partners hold restricted indirect interests in Common Units through TPG Partner Holdings and indirect economic interests in RemainCo as a result of the Reorganization and the IPO. The number of TPG Partner Holdings units outstanding at the time of the IPO total 245,397,431, of which 73,849,986 are unvested. The number of units outstanding related to our existing partners’ indirect economic interests in RemainCo at the time of the IPO total 198,040,459, of which 26,922,374 are unvested. In conjunction with the Reorganization, TPG Partner Holdings distributed its interest in RemainCo and the underlying assets as part of a common control transaction to its existing owners, which are our current and former partners. No changes were made to the terms of the unvested units. TPG Partner Holdings and RemainCo are both presented as non-controlling interest holders within our consolidated financial statements. We account for the TPG Partner Holdings units and indirect economic interests in RemainCo as compensation expense in accordance with Accounting Standards Codification Topic 718 Compensation – Stock Compensation. The unvested TPG Partner Holdings units and unvested indirect economic interests in RemainCo will be charged to compensation and benefits as they vest over the remaining requisite service period on a straight-line basis. The vesting periods range from immediate vesting up to six years. Expense amounts for TPG Partner Holdings units have been derived utilizing a per unit value of $29.50 (the IPO price) and adjusting for factors unique to those units, multiplied by the number of unvested units, and will be expensed over the remaining requisite service period. Expense amounts for the unvested indirect interests in RemainCo have been derived based on the fair value of RemainCo, utilizing a discounted cash flow valuation approach, multiplied by the number of unvested interests, and will be expensed over the remaining requisite service period. There is no additional dilution to our stockholders, contractually these units are only related to our non-controlling interest holders, and there is no impact to the allocation of income and distributions to our stockholders. Therefore, we have allocated these expense amounts to our non-controlling interest holders. At IPO, we granted to certain of our people RSUs with respect to approximately 9,280,000 shares of Class A common stock (although we are authorized to grant up to 4% of our shares of Class A common stock, measured on a fully-diluted, as converted basis, which would be 12,277,912 shares of Class A common stock). Of these RSUs, we granted 8,229,960 shares of Class A common stock immediately following the completion of the IPO. These RSUs generally vest over four years in three equal installments on the second through fourth anniversaries of the grant date (with some grants vesting on shorter alternate vesting schedules), subject to the recipient’s continued provision of services to the Company or its affiliates through the vesting date. In addition, under the TPG Inc. Omnibus Equity Incentive Plan, which was approved by our board of directors on December 7, 2021 and our shareholders on December 20, 2021 (the “Omnibus Plan”), we granted immediately following the IPO long-term performance incentive awards to certain of our key executives in the form of RSUs (certain of which have performance-vesting criteria) with respect to a total of 2,203,390 shares of Class A common stock. Furthermore, we have currently named two of our three independent directors, and granted RSUs to the two named independent directors with respect to 20,340 shares of Class A common stock, immediately following the IPO. This adjustment reflects compensation expense associated with the grants described above had they occurred at the beginning of the period presented. These expenses are non-cash in nature and allocated to the Common Unit holders. Not included in the above adjustment are RSUs (which are part of the RSUs with respect to approximately 9,280,000 shares of Class A common stock referred to above) with respect to 1,050,040 shares that were granted in 2022 after the IPO, including those to people hired for new roles created in connection with the IPO. In addition, we plan to grant RSUs of 10,170 shares to our third independent director when named. These additional grants will have similar vesting terms and conditions as the RSUs mentioned above. The TPG Operating Group partnerships continue to be treated as partnerships for U.S. federal and state income tax purposes. Following the IPO, we are subject to U.S. federal income taxes, in addition to state, local and foreign income taxes with respect to our allocable share of any taxable income generated by the TPG Operating Group that flows through to its interest holders, including us. As a result, the unaudited pro forma condensed consolidated statement of operations reflects adjustments to our income tax expense to reflect a blended statutory tax rate of 23.0% at TPG, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned.

TPG | Pro Forma GAAP Statements of Operations Notes (Cont’d) Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data continued Prior to the IPO, TPG held Common Units representing 78.1% of the Common Units and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of the TPG Operating Group partnerships, we indirectly control all of the TPG Operating Group’s business and affairs. As a result, we consolidate the financial results of the TPG Operating Group and its consolidated subsidiaries and report non-controlling interests related to the interests held by the other partners of the TPG Operating Group and its consolidated subsidiaries in our consolidated statements of operations. Following the IPO, TPG owns 25.6% of the Common Units, and the other partners of the TPG Operating Group own the remaining 74.4%, excluding the equity-based compensation expense related to our partners’ unvested TPG Partner Holdings units and indirect economic interests in RemainCo, which has been allocated only to non-controlling interest holders. Net income attributable to non-controlling interests represent 74.4% of the consolidated income before taxes of the TPG Operating Group. Promote Units are not included in this calculation of ownership interest.

# Non-GAAP Financial Measures Expanded

| ($ in thousands) | 1Q'21 | 2Q'21 | 3Q'21 | 4Q'21 | 1Q'22 | 1Q'22 LTM |
|---|---|---|---|---|---|---|
| **Fee-Related Revenues** | | | | | | |
| Management Fees | $ 154,229 | $ 155,265 | $ 206,994 | $ 201,877 | $ 202,731 | $ 766,867 |
| Transaction, monitoring and other fees, net | 26,122 | 9,044 | 42,208 | 24,667 | 26,756 | 102,675 |
| Other Income | 12,601 | 11,186 | 10,304 | 12,582 | 11,045 | 45,117 |
| **Fee-Related Revenues** | **192,952** | **175,495** | **259,507** | **239,125** | **240,532** | **914,659** |
| **Fee-Related Expenses** | | | | | | |
| Compensation and benefits, net | 119,702 | 121,707 | 125,530 | 154,474 | 98,187 | 499,898 |
| Operating expenses, net | 39,650 | 44,548 | 47,090 | 35,827 | 50,362 | 177,827 |
| **Fee-Related Expenses** | **159,352** | **166,255** | **172,620** | **190,301** | **148,549** | **677,725** |
| **Fee-Related Earnings** | **33,600** | **9,240** | **86,886** | **48,824** | **91,983** | **236,934** |
| Realized performance allocations, net | 66,121 | 176,698 | 505,626 | 251,158 | 122,192 | 1,055,674 |
| Realized investment income and other, net | 7,995 | 20,441 | 48,312 | 15,972 | 7,293 | 92,018 |
| Depreciation expense | (1,355) | (1,525) | (1,737) | (2,157) | (1,571) | (6,990) |
| Interest expense, net | (3,638) | (3,801) | (3,806) | (3,683) | (4,431) | (15,721) |
| **Distributable Earnings** | **102,723** | **201,054** | **635,282** | **310,113** | **215,466** | **1,361,914** |
| Income taxes | (3,307) | (3,089) | (3) | (2,909) | (16,433) | (22,434) |
| **After-Tax Distributable Earnings** | **$ 99,416** | **$ 197,965** | **$ 635,279** | **$ 307,204** | **$ 199,033** | **$ 1,339,480** |

Note: Due to the Reorganization in 1Q'22, comparability of prior periods may be limited. See the Reconciliations and Disclosures section of this presentation for a full reconciliation between GAAP and Non-GAAP Financial Measures.

TPG | 38

TPG | Non-GAAP Financial Measures Adjustments See notes on the following pages. ($ in thousands) 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 1Q'22 LTM   Fee-Related Revenues               Management Fees $- $- $- $- $- $-   Transaction, monitoring and other fees, net - - - - - -   Other Income 1,431 3,216 3,395 (758) - 5,853 (1) Fee-Related Revenues 1,431 3,216 3,395 (758) - 5,853   Fee-Related Expenses               Compensation and benefits, net (31,769) (32,445) (33,144) (42,920) - (108,509) (2) Operating expenses, net - - - - - -   Fee-Related Expenses (31,769) (32,445) (33,144) (42,920) - (108,509)   Fee-Related Earnings 33,200 35,661 36,539 42,162 - 114,362   Realized performance allocations, net (60,560) (172,459) (364,427) (197,493) - (734,379) (2, 3) Realized investment income and other, net (5,422) (7,224) (5,548) (7,808) - (20,580) (4) Depreciation expense - - - - - -   Interest expense, net (998) (997) (998) (998) - (2,993) (5) Distributable Earnings (33,780) (145,019) (334,434) (164,137) - (643,590)   Income taxes (754) (212) (17,719) (5,690) - (23,621) (6) After-Tax Distributable Earnings $(34,534) $(145,231) $(352,153) $(169,827) $- $(667,211)

# Pro Forma Non-GAAP Financial Measures Expanded

| ($ in thousands) | 1Q'21 | 2Q'21 | 3Q'21 | 4Q'21 | 1Q'22 | 1Q'22 LTM |
|---|---|---|---|---|---|---|
| **Pro Forma Fee-Related Revenues** | | | | | | |
| Management Fees | $ 154,229 | $ 155,265 | $ 206,994 | $ 201,877 | $ 202,731 | $ 766,867 |
| Transaction, monitoring and other fees, net | 26,122 | 9,044 | 42,208 | 24,667 | 26,756 | 102,675 |
| Other Income | 14,032 | 14,402 | 13,699 | 11,823 | 11,045 | 50,969 |
| **Pro Forma Fee-Related Revenues** | **194,383** | **178,711** | **262,901** | **238,367** | **240,532** | **920,511** |
| **Pro Forma Fee-Related Expenses** | | | | | | |
| Compensation and benefits, net | 87,933 | 89,262 | 92,386 | 111,554 | 98,187 | 391,389 |
| Operating expenses, net | 39,650 | 44,548 | 47,090 | 35,827 | 50,362 | 177,827 |
| **Pro Forma Fee-Related Expenses** | **127,583** | **133,810** | **139,476** | **147,381** | **148,549** | **569,216** |
| **Pro Forma Fee-Related Earnings** | **66,800** | **44,901** | **123,425** | **90,986** | **91,983** | **351,295** |
| Realized performance allocations, net | 5,561 | 4,239 | 141,199 | 53,665 | 122,192 | 321,296 |
| Realized investment income and other, net | 2,573 | 13,217 | 42,764 | 8,164 | 7,293 | 71,438 |
| Depreciation expense | (1,355) | (1,525) | (1,737) | (2,157) | (1,571) | (6,991) |
| Interest expense, net | (4,636) | (4,798) | (4,804) | (4,681) | (4,431) | (18,715) |
| **Pro Forma Distributable Earnings** | **68,943** | **56,034** | **300,847** | **145,977** | **215,466** | **718,323** |
| Income taxes | (4,061) | (3,301) | (17,722) | (8,599) | (16,433) | (46,055) |
| **Pro Forma After-Tax Distributable Earnings** | **$ 64,882** | **$ 52,733** | **$ 283,125** | **$ 137,378** | **$ 199,033** | **$ 672,268** |

See notes on the following pages.

TPG | 40

TPG | Pro Forma Non-GAAP Financial Measures Notes Notes to the Unaudited Quarterly Pro Forma Non-GAAP Financial Measures The difference in other income between non-GAAP and pro forma non-GAAP financial measures is attributable to: (i) removing the other income associated with the other investments that were transferred to RemainCo and (ii) an administrative services fee that we receive for managing the Excluded Assets transferred to RemainCo that are not part of the TPG Operating Group. The fee is based on 1% of the net asset value of RemainCo. This adjustment reflects the reduction of our cash-based bonuses we historically paid to our partners and professionals within compensation and benefits, net. Through the Reorganization, we have increased certain of our people’s share of performance allocations associated with the Specified Company Assets from approximately 50% to between 65% and 70%. Realized performance allocations, net only include the amounts the TPG Operating Group is entitled to after gross realized performance allocations has been reduced by realized performance allocation compensation and non-controlling interests. Following the Reorganization, the TPG Operating Group receives approximately 20% of the future performance allocations associated with the general partner entities that we retained an economic interest in. This adjustment to our sharing percentage was made to allow us to reduce cash-based bonuses paid to our partners. The difference in realized investment income and other, net is related to the transfer to RemainCo of certain other investments that make up the Excluded Assets. The TPG Operating Group retained its interests in our strategic investments in NewQuest, Harlem Capital Partners, VamosVentures and LandSpire Group. This difference relates to additional interest expense from new financing the TPG Operating Group used to declare a distribution of $200 million to our controlling and non-controlling interest holders prior to the Reorganization and the IPO. The distribution was made with $200 million proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024. The difference in income tax expense is attributable to the corporate conversion. The income tax expense adjustment reflects TPG Inc.’s share of pro forma pre-tax distributable earnings, which equals 25.6%, multiplied by TPG Inc.’s effective tax rate of 23.0%.

Reconciliations and Disclosures

# GAAP to Non-GAAP Financial Measures Reconciliation

| ($ in thousands) | 1Q'21 | 2Q'21 | 3Q'21 | 4Q'21 | 1Q'22 | 1Q'22 LTM |
|---|---|---|---|---|---|---|
| **GAAP Revenue** | $ 1,204,733 | $ 2,181,063 | $ 511,264 | $ 1,079,327 | $ 1,110,710 | $ 4,882,363 |
| Capital-allocation Income | (994,578) | (1,986,011) | (231,356) | (786,538) | (837,704) | (3,841,609) |
| Expense Reimbursements | (30,385) | (30,357) | (21,959) | (50,109) | (32,677) | (135,102) |
| Investment income and other | 13,182 | 10,800 | 1,558 | (3,556) | 204 | 9,006 |
| **Fee-Related Revenue** | $ 192,952 | $ 175,495 | $ 259,507 | $ 239,125 | $ 240,532 | $ 914,659 |
| | | | | | | |
| **GAAP Expense** | $ 194,646 | $ 198,720 | $ 224,177 | $ 299,023 | $ 942,532 | $ 1,664,451 |
| Depreciation and amortization expense | (1,364) | (1,522) | (2,251) | (16,086) | (8,699) | (28,558) |
| Interest expense | (3,921) | (4,026) | (4,371) | (3,973) | (4,638) | (17,008) |
| Expense related to consolidated TPG Funds and Public SPACs | (8,250) | (3,460) | (12,782) | 3,728 | (1,523) | (14,037) |
| Expense Reimbursements | (30,385) | (30,356) | (21,960) | (50,109) | (32,677) | (135,102) |
| Performance allocation compensation | - | - | - | - | (523,138) | (523,138) |
| Equity based compensation | - | - | - | - | (185,911) | 185,911) |
| Non-core expenses and other | 8,626 | 6,899 | (10,194) | (42,282) | (37,397) | (82,972) |
| **Fee-Related Expenses** | $ 159,352 | $ 166,255 | $ 172,620 | $ 190,301 | $ 148,549 | $ 677,725 |

| ($ in thousands) | 1Q'21 | 2Q'21 | 3Q'21 | 4Q'21 | 1Q'22 | 1Q'22 LTM |
|---|---|---|---|---|---|---|
| **Net Income** | $ 1,161,314 | $ 2,140,442 | $ 520,483 | $ 833,758 | $ 162,804 | $ 3,657,487 |
| Net (income) loss attributable to redeemable interests in Public SPACs | (63,558) | (73,901) | 4,250 | (21,922) | (1,306) | (92,879) |
| Net (income) loss attributable to non-controlling interests in consolidated TPG Funds | 5,736 | (12,634) | (1,293) | (11,096) | - | (25,023) |
| Net (income) loss attributable to other non-controlling interests | (489,065) | (998,500) | (179,199) | (414,406) | (118,904) | (1,711,009) |
| Amortization expense | - | - | - | 14,195 | 3,272 | 17,467 |
| Equity-based compensation | - | - | - | - | 190,462 | 190,462 |
| Unrealized performance allocations, net | (402,568) | (748,072) | 390,552 | (96,417) | (35,949) | (489,886) |
| Unrealized investment income | (126,603) | (92,398) | (85,607) | 9,218 | (2,591) | (171,378) |
| Unrealized (gain) loss on derivatives | 14,160 | (16,972) | (13,907) | (3,907) | (685) | (35,471) |
| Income tax | - | - | - | - | (1,301) | (1,301) |
| Non-recurring and other | - | - | - | (2,220) | 3,231 | 1,011 |
| **After-tax Distributable Earnings** | 99,416 | 197,965 | 635,279 | 307,204 | 199,033 | 1,339,480 |
| Income taxes | 3,307 | 3,089 | 3 | 2,909 | 16,433 | 22,434 |
| **Distributable Earnings** | 102,723 | 201,054 | 635,282 | 310,113 | 215,466 | 1,361,914 |
| Realized performance allocations, net | (66,121) | (176,698) | (505,626) | (251,158) | (122,192) | (1,055,674) |
| Realized investment income and other, net | (7,995) | (20,441) | (48,312) | (15,972) | (7,293) | (92,018) |
| Depreciation expense | 1,355 | 1,525 | 1,737 | 2,157 | 1,571 | 6,991 |
| Interest expense, net | 3,638 | 3,801 | 3,806 | 3,684 | 4,431 | 15,721 |
| **Fee-Related Earnings** | $ 33,600 | $ 9,240 | $ 86,886 | $ 48,825 | $ 91,983 | $ 236,934 |

TPG | 43

# GAAP to Non-GAAP Balance Sheet Reconciliation

| ($ in thousands) | 4Q'21 | 1Q'22 |
|---|---|---|
| **Total GAAP Assets** | $ 8,962,013 | $ 9,664,327 |
| **Impact of consolidated TPG Funds and Public SPACs** | | |
| Cash and cash equivalents | (5,371) | (9,494) |
| Assets held in Trust Accounts | (1,000,027) | (1,000,056) |
| Due from affiliates | (74) | (74) |
| Other assets | (18,993) | (1,164) |
| **Subtotal for impact of consolidated TPG Funds and Public SPACs** | **(1,024,465)** | **(1,010,788)** |
| **Impact of other consolidated entities** | | |
| Cash and cash equivalents | (730,359) | (871,328) |
| Due from affiliates | 81,557 | (9,485) |
| Investments | (4,204,888) | (4,976,476) |
| Other assets | (282,272) | (193,344) |
| **Subtotal for impact of other consolidated entities** | **(5,135,962)** | **(6,050,633)** |
| **Reclassification adjustments** | | |
| Due from affiliates | (13,930) | (76,495) |
| Investments | (1,904,158) | (1,370,838) |
| Accrued performance allocations | 1,344,348 | 796,328 |
| Investments in funds | 559,810 | 574,510 |
| Other assets | 105,092 | 87,144 |
| **Subtotal for reclassification adjustments** | **91,162** | **10,649** |
| **Total Book Assets** | **$ 2,892,748** | **$ 2,613,555** |

| ($ in thousands) | 4Q'21 | 1Q'22 |
|---|---|---|
| **Total GAAP Liabilities** | $ 1,700,572 | $ 5,238,986 |
| **Impact of consolidated TPG Funds and Public SPACs** | | |
| Accounts payable and accrued expenses | (8,484) | (2,652) |
| Derivative liabilities of Public SPACs | (13,048) | (10,391) |
| Deferred underwriting | (35,000) | (35,000) |
| **Subtotal for impact of consolidated TPG Funds and Public SPACs** | **(56,532)** | **(48,043)** |
| **Impact of other consolidated entities** | | |
| Accounts payable and accrued expenses | (131,737) | (171,052) |
| Due to affiliates | (820,998) | (235,658) |
| Accrued performance allocation compensation | - | (4,074,727) |
| Other liabilities | (238,055) | (220,224) |
| **Subtotal for impact of other consolidated entities** | **(1,190,790)** | **(4,701,661)** |
| **Reclassification adjustments** | | |
| Accounts payable and accrued expenses | 522,653 | 43,668 |
| Due to affiliates | (6,001) | (8,461) |
| Other liabilities | (191) | (21,151) |
| **Subtotal for reclassification adjustments** | **516,461** | **14,056** |
| **Total Book Liabilities** | **$ 969,711** | **$ 503,338** |

TPG | 44

# 4Q'21 Pro Forma GAAP Balance Sheet

| ($ in thousands) | TPG Group Holdings Historical 4Q'21 | Reorganization and Other Transaction Adjustments | Offering Transaction Adjustments | TPG Inc. Pro Forma 4Q'21 | |
|---|---|---|---|---|---|
| **Assets** | | | | | |
| Cash and cash equivalents | $ 972,729 | $ (27,200) | $ 431,217 | $ 1,376,746 | (1), (3), (8) |
| Restricted cash | 13,135 | - | - | 13,135 | |
| Due from affiliates | 185,321 | - | - | 185,321 | |
| Investments | 6,109,046 | - | - | 6,109,046 | |
| Right-of-use assets | 157,467 | - | - | 157,467 | |
| Other assets | 499,850 | - | (23,988) | 475,862 | (8) |
| Assets of consolidated TPG Funds and Public SPACs: | | - | | | |
| Cash and cash equivalents | 5,371 | - | - | 5,371 | |
| Investments held in Trust Accounts | 1,000,027 | - | - | 1,000,027 | |
| Due from affiliates | 74 | - | - | 74 | |
| Other assets | 18,993 | - | - | 18,993 | |
| **Total assets** | **8,962,013** | **(27,200)** | **407,229** | **9,342,042** | |
| | | | | | |
| **Liabilities, redeemable equity and partners' capital** | | | | | |
| Accounts payable and accrued expenses | 134,351 | - | - | 134,351 | |
| Due to affiliates | 826,999 | (203,286) | 10,611 | 634,324 | (1), (6) |
| Secured borrowings, net | 244,950 | - | - | 244,950 | |
| Revolving credit facility to affiliate | 199,494 | - | - | 199,494 | |
| Accrued performance allocation compensation | - | 3,848,126 | - | 3,848,126 | (2) |
| Operating lease liabilities | 177,003 | - | - | 177,003 | |
| Other liabilities | 61,243 | - | (24,171) | 37,072 | (8) |
| Liabilities of consolidated TPG Funds and Public SPACs: | | | | | |
| Accounts payable and accrued expenses | 8,484 | - | - | 8,484 | |
| Derivative liabilities of Public SPACs | 13,048 | - | - | 13,048 | |
| Deferred underwriting | 35,000 | - | - | 35,000 | |
| **Total liabilities** | **1,700,572** | **3,644,840** | **(13,560)** | **5,331,852** | |
| **Commitments and contingencies** | | | | | |
| Redeemable equity from consolidated Public SPACs | 1,000,027 | - | - | 1,000,027 | |
| **Equity** | | | | | |
| Class A common stock | - | - | 79 | 79 | (4) |
| Class B common stock | - | - | 230 | 230 | (5) |
| Additional paid-in-capital | - | - | 498,251 | 498,251 | (7) |
| Partners' capital controlling interests | 1,606,593 | (439,196) | (1,167,397) | - | (1), (9) |
| Retained earnings | - | - | - | - | |
| **Total partners' / stockholders' equity attributable to TPG Inc.** | **1,606,593** | **(439,196)** | **(668,837)** | **498,560** | |
| Non-Controlling interests in consolidated TPG Funds | - | - | - | - | |
| Other non-controlling interests | 4,654,821 | (3,232,844) | 1,089,626 | 2,511,603 | (1), (2), (9) |
| **Total equity** | **6,261,414** | **(3,672,040)** | **420,789** | **3,010,163** | |
| **Total liabilities, redeemable equity and equity** | **$ 8,962,013** | **$ (27,200)** | **$ 407,229** | **$ 9,342,042** | |

See notes on the following pages.

TPG | 45

TPG | 4Q’21 Pro Forma GAAP Balance Sheet Notes Notes to the Unaudited Pro Forma Condensed Consolidated GAAP Balance Sheet Measures as of December 31, 2021 The TPG Operating Group transferred to RemainCo certain performance allocation economic entitlements from certain of the TPG general partner entities that are defined as Excluded Assets, as well as certain cash and due to affiliate amounts at the TPG Operating Group that relate to these TPG general partner entities’ economic entitlements. We continue to consolidate these TPG general partner entities because we maintain control and have an implicit variable interest. These transfers resulted in the reduction of cash of $27.2 million and due to affiliate amounts of $203.3 million, which increased partners’ capital by $148.5 million and non-controlling interests of $27.6 million. In addition, the transfer of performance allocation economic entitlements resulted in a transfer of $587.7 million from partners' capital to non-controlling interests. This adjustment relates to accrued performance allocation amounts owed to our partners and professionals. Prior to the Reorganization and the IPO, the entities that comprise the consolidated financial statements of TPG Group Holdings have been partnerships or limited liability companies, and our senior professionals were part of the ownership group of those entities. As such, their share of accrued performance allocations was reflected within “other non-controlling interests” on the TPG Group Holdings consolidated statement of financial condition, as these interests existed through the individuals’ ownership interests, and the income attributable to these performance allocation rights were included in “net income attributable to other non-controlling interests” on the TPG Group Holdings consolidated statement of operations. Additionally, we have adjusted the sharing percentages associated with certain performance allocations between our controlling and non-controlling interest holders, which resulted in an increase to amounts attributable to our historic non-controlling interest holders and a further increase to accrued performance allocation compensation. As of December 31, 2021, the carrying value of these performance allocations totaled approximately $3,848.1 million. An adjustment has been recorded to reclassify this balance from other non-controlling interests to a liability on the unaudited pro forma condensed consolidated statement of financial condition. Subsequent to the Reorganization, the amounts owed to our senior professionals are treated as compensatory profit-sharing arrangements and reflected as a liability on our unaudited pro forma condensed consolidated statement of financial condition. The adjustment reflects i) proceeds, net of estimated underwriting discounts, of $820.7 million from the IPO based on the issuance of 30,085,604 shares of Class A common stock at the IPO price of $29.50 per share, with a corresponding increase to additional paid-in capital and (ii) of the proceeds noted above, we used approximately $380.1 million to purchase Common Units from certain existing owners of the TPG Operating Group (none of whom is an active TPG partner or Founder), at the IPO price of $29.50 per share paid by the underwriters for shares of our Class A common stock in the IPO. Reflects 70,811,664 shares of Class A common stock and 8,258,901 shares of nonvoting Class A common stock with a par value of $0.001 outstanding immediately after the IPO. This includes 30,085,604 shares of our Class A common stock issued in the IPO to new investors and 40,726,060 shares of Class A common stock and 8,258,901 shares of nonvoting Class A common stock received in exchange for Common Units by the holders of Common Units (other than TPG Inc.). In connection with the IPO, we issued 229,652,641 shares of Class B common stock with a par value of $0.001 to the TPG Operating Group owners, other than us or our wholly-owned subsidiaries, on a one-to-one basis with the number of Common Units they own across each of the three TPG Operating Group entities. Each share of our Class B common stock entitles its holder to ten votes. As part of the IPO and pursuant to the Exchange Agreement, each Common Unit that is not held by us or our wholly-owned subsidiaries is exchangeable for either (i) cash equal to the value of one share of Class A common stock from a substantially concurrent public offering or private sale based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred); or (ii) at our election, for one share of our Class A common stock (or, in certain cases, for shares of nonvoting Class A common stock). We are reflecting the TPG Operating Group Common Units held by our affiliates as non-controlling interests on the unaudited pro forma GAAP balance sheet since they relate to equity in the TPG Operating Group that is not attributable to us.

TPG | 4Q’21 Pro Forma GAAP Balance Sheet Notes (Cont’d) Notes to the Unaudited Pro Forma Condensed Consolidated GAAP Balance Sheet Measures as of December 31, 2021 continued In connection with the IPO, we entered into the Tax Receivable Agreement with certain of our pre-IPO owners that provides for the payment by us (or our subsidiary) to such pre-IPO owners of 85% of cash tax savings, if any, that we actually realize, or we are deemed to realize (calculated using certain assumptions) as a result of the Covered Tax Items. We retain the benefit of the remaining 15% of these net cash tax savings under the Tax Receivable Agreement. Pursuant to the corporate conversion and the IPO, $10.6 million was recognized in due to affiliates for the Tax Receivable Agreement, which assumes: (i) only exchanges associated with the IPO, (ii) a share price equal to $29.50 per share less any underwriting discounts and commissions, (iii) a constant U.S. federal and state income tax rate of 23.0% (iv) no material changes in tax law, (v) the ability to utilize tax attributes, (vi) no adjustment for potential remedial allocations and (vii) future Tax Receivable Agreement payments. The impact of the Tax Receivable Agreement liability is reflected within additional paid-in capital. Reflects adjustments to additional paid-in capital as a result of: (i) proceeds from offering, net of underwriting discounts and unpaid offering costs, (ii) exchange of common units, (iii) reclassifying partners’ capital to additional paid-in capital, (iv) tax receivable agreement, (v) payment of offering costs, (vi) par value of common stock, and (vii) transfer to non-controlling interest holders. We are deferring certain costs associated with this offering, including certain legal, accounting and other related expenses, which have been recorded in other assets, net in our unaudited pro forma condensed consolidated statement of financial condition. Upon completion of the IPO, we incurred approximately $31.8 million of offering costs that will be reflected as a reduction to additional paid-in capital, of which $24.2 million was recorded to other assets, net as of December 31, 2021. The remaining $9.4 million of offering costs are presented as an offset to proceeds from the IPO. Following the IPO, we hold approximately 25.6% of the Common Units and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of the TPG Operating Group partnerships, we indirectly control all of the TPG Operating Group’s business and affairs. As a result, we continue to consolidate the financial results of the TPG Operating Group and report non-controlling interests related to the interests held by the other partners of the TPG Operating Group, which represents a majority of the economic interest in the TPG Operating Group on our consolidated statement of financial condition.

# 4Q'21 Pro Forma Non-GAAP Balance Sheet and Notes

| ($ in thousands) | Non-GAAP 4Q'21 | Reorganization and Other Transaction Adjustments | Offering Transaction Adjustments | Pro Forma Non-GAAP 4Q'21 | |
|---|---|---|---|---|---|
| **Book Assets** | | | | | |
| Cash and cash equivalents | $ 242,370 | $ (27,200) | $ 431,217 | $ 646,387 | (1), (2) |
| Restricted Cash | 13,135 | - | - | 13,135 | |
| Accrued performance allocations | 1,344,348 | (575,065) | - | 769,283 | (3) |
| Investments in funds | 559,810 | - | - | 559,810 | |
| Other assets, net | 733,085 | (204,453) | (23,988) | 504,644 | (1), (2) |
| **Total Book Assets** | **2,892,748** | **(806,718)** | **407,229** | **2,493,259** | |
| | | | | | |
| **Book Liabilities** | | | | | |
| Accounts payable, accrued expenses and other | 525,267 | (203,286) | (13,560) | 308,421 | (1), (2), (4) |
| Securitized borrowing, net | 244,950 | - | - | 244,950 | |
| Senior unsecured term loan | 199,494 | - | - | 199,494 | |
| **Total Book Liabilities** | **969,711** | **(203,286)** | **(13,560)** | **752,865** | |
| | | | | | |
| **Net Book Value** | **$ 1,923,037** | **$ (603,432)** | **$ 420,789** | **$ 1,740,394** | (5) |

**Notes to the Unaudited Pro Forma Condensed Consolidated Non-GAAP Balance Sheet Measures as of December 31, 2021**

1) The difference between non-GAAP and pro forma non-GAAP balance sheet measures relates to the transfer of Excluded Assets, which consist of rights to future performance allocations related to certain general partner entities. Additionally, certain of our other investments and investments into TPG Funds have been excluded, because such interests are not part of the TPG Operating Group. We would have transferred (i) $27.2 million of cash; (ii) $204.5 million of other assets; and (iii) $203.3 million of other liabilities to RemainCo.

2) Includes $431.2 million of proceeds, net of estimated underwriting discounts and unpaid offering costs of $31.8 million, of which $24.0 million was previously capitalized and accrued in Other Assets, net and Accounts payable, accrued expenses and other, respectively.

3) Following the Reorganization, the TPG Operating Group and Common Unit holders receive approximately 20% of the future performance allocations associated with the general partner entities that we retain an economic interest in as described in Note 2 above. This adjustment reduces our share of accrued performance allocations by $575.1 million.

4) Reflects a Tax Receivable Agreement liability of $10.4 million related to the Reorganization of TPG into a corporation and associated offering transactions.

5) Represents the impact to the net book value of the TPG Operating Group after the IPO transaction adjustments.

TPG | 48

TPG | Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by the Executive Committee of our board of directors to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of the Executive Committee prior to the Sunset and the Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of the Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this press release, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Revenues (“FRR”), and Fee-Related Expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | Definitions After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stock holders and Common Unit holders. After-tax DE differs from GAAP net income computed in accordance with GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement, which is recorded within other liabilities in our consolidated statement of financial condition. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of (i) fair value of the investments and financial instruments held by our TPG funds managed by us, plus the capital that we are entitled to call from investors in those funds and co-investors, pursuant to the terms of their respective capital commitments, net of outstanding leverage, including capital commitments to funds that have yet to commence their investment periods; (ii) the net asset value of our hedge funds and funds of hedge funds; (iii) the gross amount of assets (including leverage) for our mortgage REITs; and (iv) IPO proceeds held in trust, excluding interest, as well as forward purchase agreements and proceeds associated with the private investment in public equity related to our SPACs upon the consummation of a business combination. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds that we manage or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG investment funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested. Subject to certain limitations, limited partners in these funds pay a lower fee on committed and undrawn capital. As capital is drawn down for investments, the fees paid on that capital increases. FAUM Subject to Step-Up is included within FAUM. AUM Subject to Fee Earning Growth represents capital commitments that can grow fees when deployed through earning new management fees (AUM Not Yet Earning Fees) or when invested from a higher rate of management fees (FAUM Subject to Step-Up). Available capital is the aggregate amount of unfunded capital commitments that partners have committed to our funds and co-invest vehicles to fund future investments, as well as IPO and forward purchase agreement proceeds associated with our Public SPACs, and private investment in public equity commitments by investors upon the consummation of a business combination associated with our Public SPACs. Available capital is reduced for investments completed using fund-level financing arrangements; however, it is not reduced for investments that we have committed to make yet remain unfunded at the reporting date. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by TPG’s investment funds, co-investment vehicles and SPACs in conjunction with the completion of a business combination. It excludes hedge fund activity. We believe this measure is useful to investors as it measures capital deployment across TPG. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital raised is the aggregate amount of capital commitments raised by TPG’s investment funds and co-investment vehicles during a given period, as well as IPO and forward purchase agreements associated with our Public SPACs and private investment in public equity upon the consummation of a business combination associated with one of our Public SPACs. We believe this measure is useful to investors as it measures access to capital across TPG and our ability to grow our management fee base. Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income. DE differs from GAAP net income computed in accordance with GAAP in that it does not include (i) unrealized performance allocations and related compensation and benefit expense, (ii) unrealized investment income, (iii) equity-based compensation expense, (iv) net income (loss) attributable to non-controlling interests in consolidated entities, or (v) certain non-cash items, such as contingent reserves. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests and (iv) cash.

TPG | Definitions (Cont’d) Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude (i) realized performance allocations and related compensation expense, (ii) realized investment income from investments and financial instruments, (iii) net interest (interest expense less interest income), (iv) depreciation, (v) amortization and (vi) certain non-recurring income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation-based income. The use of FRE without consideration of the related GAAP measures is not adequate due to the adjustments described herein. Fee-Related Expenses differs from expenses computed in accordance with GAAP in that it is net of certain reimbursement arrangements. Fee-related expenses is used in management’s review of the business. Fee-Related Revenues (“FRR”) is comprised of (i) management fees, (ii) transaction, monitoring and other fees, net, and (iii) other income. Fee-related revenue differs from revenue computed in accordance with GAAP in that it excludes certain reimbursement expense arrangements. Fee earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are generally not impacted by changes in the fair value of underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Net accrued performance allocations represents both unrealized and undistributed performance allocations resulting from our general partner interests in our TPG funds. We believe this measure is useful to investors as it provides additional insight into the accrued performance allocations to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business. Realizations represent the aggregate investment proceeds generated by our TPG investment funds and co-investment vehicles and Public SPACs in conjunction with the completion of a business combination. We believe this measure is useful to investors as it drives investment gains and performance allocations.  RemainCo refers to, collectively, Tarrant RemainCo I, L.P., a Delaware limited partnership, Tarrant RemainCo II, L.P., a Delaware limited partnership, and Tarrant RemainCo III, L.P., a Delaware limited partnership, which owns the Excluded Assets, and Tarrant RemainCo GP LLC, a Delaware limited liability company serving as their general partner. TPG Operating Group refers (i) for periods prior to giving effect to the Reorganization, to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (ii) for periods beginning after giving effect to the Reorganization, (A) to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (B) not to RemainCo. TPG Operating Group partnerships refers to TPG Operating Group I, L.P., a Delaware limited partnership formerly named TPG Holdings I, L.P., TPG Operating Group II, L.P., a Delaware limited partnership formerly named TPG Holdings II, L.P., and TPG Operating Group III, L.P., a Delaware limited partnership formerly named TPG Holdings III, L.P. Value creation, with respect to an investment or group of investments, represents the appreciation or depreciation of value during a given measurement period, with the numerator being the total change in value reduced by capital invested during the measurement period, and the denominator being the sum of (i) the unrealized value at the beginning of the measurement period plus (ii) capital invested in follow‐on investments made during the measurement period plus (iii) capital invested in new investments made during the measurement period if the new investment had a change in value.